UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
       UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

                                             ____________________________
                                            /
             ==============================/

                                LEO MOTORS, INC.

                                  /======================================
             ____________________/     Zero-Emmission Vehicle


                                Leo Motors, Inc.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)

            Delaware                                 95-3909667
--------------------------------------------------------------------------------
  (State or other jurisdiction            (I. R. S. Employer Identification No.)
of incorporation or organization)

     291-1, Hasangok-dong, Hanam Ciry, Gyeonggi-do, Republic of Korea 465-250
--------------------------------------------------------------------------------
     (Address of principal executive offices)                    (Zip Code)

Issuer's telephone number:     +82 31 796 8805
                               ---------------

Securities to be registered pursuant to Section 12(b) of the Act:

                                       x

               Title of each class           Name of each exchange on which
               to be so registered           each class is to be registered

       None                                  N/A
     --------------------------------     ---------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value

--------------------------------------------------------------------------------
                                (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   [ ]         Accelerated filer           [ ]
Non-accelerated filer     [ ]         Smaller reporting company   [X]
(Do not check if a
smaller reporting company)

TABLE OF CONTENTS

Item 1.     Description of Business............................................3

Item 1A.    Risk Factors.......................................................4

Item 2.     Financial Information.............................................24

Item 3.     Description of Property...........................................28

Item 4.     Security Ownership of Certain Beneficial Owners and Management....29

Item 5.     Directors and Executive Officers, Promoters and Control Persons...30

Item 6.     Executive Compensation............................................33

Item 7.     Certain Relationships and Related Transactions....................37

Item 8.     Legal Proceedings.................................................37

Item 9.     Market Price of and Dividends on the Registrant's Common
            Equity and Related Stockholder Matters............................37

Item 10.    Recent Sales of Unregistered Securities...........................39

Item 11.    Description of Securities.........................................39

Item 12.    Indemnification of Directors and Officers.........................41

Item 13.    Financial Statements and Supplementary Data.......................42

Item 14.    Changes in and Disagreements with Accountants.....................42

Item 15.    Financial Statements and Exhibits.................................42

Signatures....................................................................42

ITEM 1.  DESCRIPTION OF BUSINESS.

A.     BUSINESS  DEVELOPMENT.

Leo Motors, Inc., a Delaware Corporation, through its wholly-owned operating subsidiary Leo Motors, Co. Ltd., a Korean Company ("Leozone"), is in the business of developing and manufacturing electric vehicles ("EV") and EV components.

On September 3, 2007, the Company acquired Leozone (then "Leozone Co. Ltd.") as its operating business, and changed its name to Leo Motors, Inc. on October 2, 2007 to better reflect its operating business. On November 5, 2007, the Company changed its trading symbol from SCMA to LEOM. The Company also subsequently changed the name of Leozone to Leo Motors, Co. Ltd.

The Company was originally incorporated in California as N. Org., Inc. on December 12, 1983. The Company changed its name to Natural Organics Corporation on January 3, 1986, to Classic Auto Accessories of North America on November 18, 1987, and to FCR Automotive Group, Inc. on July 26, 1988. On September 20, 2004 the Company reincorporated in Delaware by merging into FCR Automotive Group, Inc., a Delaware Corporation, which was organized on September 8, 2004.

On July 26, 2005, the Company acquired Shinil Precision Co., Ltd., a Korean Company, as its operating business and on July 18, 2005 changed its name to Shinil Precision Machinery, Inc. to reflect its anticipated new business. Upon failure of certain terms and conditions of the acquisition agreement, the Company returned the shares of Shinil and recovered and cancelled the Company's shares issued in the acquisition.

The Company has not been in bankruptcy, receivership, or any similar proceeding, and, to the best knowledge of management, has not defaulted on the terms of any note, loan, lease, or other indebtedness or financing arrangement requiring the issuer to make any material payments.


B.     FINANCIAL INFORMATION ABOUT SEGMENTS

As defined by generally accepted accounting principles ("GAAP"), we do not have any segments separate and apart from our business as a whole. Accordingly, there are no measures of revenue from external customers, profit and loss, or total assets aside from what is reported in the Financial Statements attached to this Form 10.

C.     BUSINESS OF THE COMPANY

OVERVIEW

Leo Motors, Inc., a Delaware Company (the "Company"), through its operating subsidiary Leo Motors, Co. Ltd., a Korean Company ("Leozone"), is in the business of developing, manufacturing and marketing Electric Vehicles ("EVs") and EV components. Our ultimate goal is to become the Global leader in the EV market.

Our overarching strategy is to gain an initial foothold in the EV market as a niche supplier, build our reputation as a technology leader and a socially responsible company, and develop our catalog of products and technology while the market for EV develops. We believe that if we can properly develop our brand, reputation, and product capability, then when the improving price and quality of EVs collides with the increasing demand, we will be able to reap the rewards.

Initial  Strategy
-----------------

Initially, our strategy is to gain a foothold in the market by focusing on custom orders by fleets and sales of our EV components to other EV and Plug-in Hybrid EV ("PHEV") makers.

A major source of our initial operations will be to supply customized EVs to fleets such as logistics operators, government offices, and bigger retail companies-anyone who operates and manages a significant number vehicles from one location. We can develop vehicles such as delivery vehicles, taxis, police and government office cars, military vehicles, resort vehicles, and driving school cars. We have already negotiated deals to supply EVs to fleets in the Philippines and Thailand. For example, see our discussion of our "E-Princessa" eTaxi and Reverse Tricycle Scooters below.

These organizations achieve much greater value than an end consumer because they can centralize many of the costs, and better organize the management of the devices, including charging. Plus, these highly public organizations get value from being seen as environmentally friendly. In addition, since the supply of these fleets is on a per-order basis, we can significantly reduce inventory costs and the risk of overproduction.

Along with being a fleet EV supplier, we intend to manufacture and market EV components. We believe our advantage in the EV market is in our component technology, which we believe provides higher quality components at significantly lower costs. Our competitors seem to agree, as they have requested several of our core modules due to their high performance and very reasonable price.

While using our technology in our own EVs will give us a cost advantage, we intend to maximize the revenue potential of this technology and diversify our risk by marketing our components to other EV and PHEV makers. As more fully discussed below in Leo Motors Technology, we believe our components can improve the power, efficiency and costs of even the highest end EV supercars on the market.

In addition, it is expected that major car manufacturers will enter the EV market within the next two to three years. These manufacturers will need to purchase the best available components in order to be competitive, and we believe ours will be the best on the market.

Future  Expansion  Potential
----------------------------

As our branding, our products and the EV market as a whole develops, opportunities to expand into other areas of the EV market will open up for us. One potential avenue is the mass production and marketing of consumer EVs, which would be an extremely high-risk, high-reward venture. On the opposite extreme, we could develop the Leo Motors brand as a niche leader in EV components.

With the improving technology of EVs, several other niches may become possible. We have already developed design concepts for electric boats, scooters and three wheeled vehicles. Other options we may explore include lightweight aircraft, supercars, utility vehicles, and smart low speed vehicles for the disabled. Our management will determine which projects present the best opportunity for expansion of the Company as the Company and the market develops.

In addition to focusing or broadening the scope of our products, we intend to expand our business by entering new potential markets. One of our specific goals is to enter the U.S. market by the end of 2009. We intend to establish an office in Los Angeles, CA to run our U.S. operations. In addition, we will consider expanding into Europe, Australia, and throughout Asia, as well as other possible locations.


LEO  MOTORS  TECHNOLOGY

Multilayer  BLDC  Motor
-----------------------

               [Graphic omitted here but included in pdf version]

We and our strategic partner have recently invented what we believe is the most advanced power motor technology in the world: the Multilayer Brushless DC ("BLDC") motor. Prior to the Multilayer BLDC, the most advanced power motors with the highest with the highest power and energy efficiency have included the single layer BLDC and the Brushless Permanent Magnetic AC ("BL PMAC"). These motors could achieve 20%-40% additional power when needed, but would experience a significant drop in magnetic power and would lose power and efficiency in doing so.

Our Multilayer BLDC has three magnetic layers instead of one, and so it does not lose magnetic power after a sudden power increase, as do existing motors. Our motor can achieve more than twice its original power when extra power is needed. In addition, the Multilayer BLDC has the added capability of electricity regeneration: using the wheels, it can regenerate approximately 10% of its expended electricity, leading to longer road life.

We believe our Multilayer BLDC motor could improve even the highest end EVs, including supercars such as the Tesla Luxury Electric Sports Car. Accordingly, we expect to market our motor to other EV makers, as well as makers of Plug-in Hybrid EVs ("PHEV"), and intend to begin mass production in early 2009.

Multi  Motor  System
--------------------

We believe we have overcome one of the primary barriers to cost-efficient larger of faster vehicles. Electric Vehicles so far have a widespread reputation for being low powered and slow compared to combustion vehicles of the same type. This is because larger or faster vehicles require bigger, higher powered motors and higher voltage batteries. For EVs, an increase in power has traditionally meant an exponentially disproportionate increase in cost; e.g. while a 15 Kw Multilayer BLDC motor costs approximately $2,000, a 60 Kw motor costs around $20,000. Our Multi Motor System ("MMS") solves this problem by using four 15 Kw motors instead of one 60 Kw motor. Costing around $8,000, it outperforms the 60 Kw motor at less than half the cost.

               [Graphic omitted here but included in pdf version]

Other than cutting the costs, however, the MMS also dramatically improves efficiency, power, and safety. One benefit of multiple motors is that it distributes among four motors, generating more wheel power than its single motor equivalent. Another is the dramatic energy saving potential of being able to operate anywhere from one low powered motor to all four, depending on the driving mode. After accelerating to top speed using the increased torque of the MMS, the EV can switch off all but one small motor to expend the minimal amount of energy needed to maintain cruising speeds. Also, our system results in changing the high voltage system of larger and faster EVs to a low voltage system, 360V to 72V, which reduces energy consumption even at full power.

Finally, the MMS increases EV safety by reducing the risks involved with a motor breakdown. Much like a multiple engine jetliner, when something goes wrong with one of the motors, the other three are able to keep working and get the driver to safety.

Multi Channel Battery Management System
---------------------------------------

               [Graphic omitted here but included in pdf version]

While general EV makers purchase their Battery Management System ("BMS") from outside sources at around $2,000 USD each, we have developed our own state of the art BMS. Like all BMS, our multi channel BMS controls the flow of electricity charging and discharging the battery peck, keeps the battery temperature stable, and maintains the battery cell balance. The uncontrolled flow of electricity would destroy high priced Lithium Polymer battery cells, but our BMS constantly maintains the battery at the optimal combination of efficiency and safety.

Unlike BMS from outside sources, however, we have leveraged our expertise in Package Design and Driving Mode Optimization to fully integrate our multi channel BMS with the driving experience. Information from the battery is incorporated into the on-board computer, so that the driver can check the full detail of the battery's status and more effectively manage the battery. In addition, since we develop and manufacture our BMS ourselves we can incorporate this state of the art component into our vehicles at cost, meaning higher quality EV for a lower end-user price.

Rechargeable Zinc Air-Fueled CellPower Pack
-------------------------------------------

We have recently completed initial testing of the next generation of EV battery, the rechargeable Zinc Air-Fueled Cell ("ZAFC") power pack. The ZAFC will have twice as much energy density as today's EV battery, the Lithium Polymer ("LIPO") battery. In addition, we estimate the ZAFC battery will cost less than 20% of the cost of LIPO and recharge in about 5 minutes.

ZAFC power packs have been used for small electronic items like hearing aids in the form of a primary cell. Making ZAFC rechargeable was regarded as a dream technology among professionals. Japanese car giants like Toyota and Honda also tried to develop rechargeable ZAFC, but they could not find the secret. With our strategic partner, we believe we have succeeded in unveiling the secret and we now have a right of first refusal to purchase 40% of the resulting battery company, and to acquire exclusive rights to use the rechargeable ZAFC batteries in our EVs.

We believe that this innovation has the potential to overcome the primary obstacle in the EV market, the high price. By significantly reducing the cost of EVs to closer to the level of traditional combustion engines, we believe we can potentially compete not only in the EV market, but in the overall market for automobiles and other vehicles.

Design Engineering
------------------

We believe we have a significant advantage over other EV companies in that our management has extensive experience in the design and engineering of the complete vehicle package, a concept we call "package design." Factors such as road conditions, power requirement, weight, size, climate, usage, and others all affect the optimal design of a finished vehicle. We use a digitized vehicle design process to optimize the drive mode and safety of our vehicles.

Using this process, we have developed several EV prototypes and we can more easily customize existing vehicles without experiencing the unforeseen problems typical in the combustion-to-electric conversion process. This feature will be particularly useful for fleet operators, who have very specific demands for vehicle capability and performance.

Our digitized design process also allows us to accurately project information that generally is only available after years of expensive testing. For instance, we can provide vehicle life cycle services in order to properly compare the costs of EVs and the combustion engine counterparts at many levels. Also, we can conduct computer simulated crash testing to identify problems before we engage in the expensive real crash testing with dummies.

Original Leo Motors Designs

The following are examples of original concepts developed by our team using our digitized design process:

               [Graphic omitted here but included in pdf version]

Facelift Engineering

The following are examples of Leo Motors designs that have been reengineered from existing vehicles, using our digitized design process:

               [Graphic omitted here but included in pdf version]

OUR CURRENT ELECTRIC VEHICLES

We have already developed several EV models, some of which are ready for immediate rollout and some of which have prototypes and will have manufacturing models ready as early as October 2008.

S-65 Sport Utility Vehicle
--------------------------

The S-65 Sport Utility Vehicle was developed using the body of Toyota's Rav 4 as a regular speed E-SUV. We will begin marketing the S-15 to fleet customers such as rental car services, general government offices, police, military, etc. until EV infrastructure such as new EV laws, quick charge, and battery swap stations are ready. We intend to being production by the second half of 2009, and our target price out of the factory is $50,000.

               [Graphic omitted here but included in pdf version]

                    Dimensions  Overall Length    3850 mm/12.6 ft
                    ----------  ----------------  -----------------
                                Overall Width     1785 mm/5.85 ft
                                ----------------  -----------------
                                Overall Height    1665 mm/5.46 ft
                                ----------------  -----------------
                                Wheelbase         2280 mm/7.48 ft
                                ----------------  -----------------
                                Tread             1480 mm/4.85 ft
                                ----------------  -----------------
                                Road Clearance    250 mm/.82 in
                                ----------------  -----------------
                                Vehicle Weight    1200 kg/2645.5
                                ----------------  -----------------
                                Riding Capacity   2 seater/4 seater
                                ----------------  -----------------
                    Speed       Max. Speed        184 kmh/68 mph
                    ----------  ----------------  -----------------
                                Economic Speed    60 kmh/37.2 mph
                                ----------------  -----------------
                                Gradability       16
                                ----------------  -----------------
                    Suspension  Front             shock absorber
                    ----------  ----------------  -----------------
                                Rear              shock absorber
                                ----------------  -----------------
                    Brakes      Front             disk
                    ----------  ----------------  -----------------
                                Rear              disk
                                ----------------  -----------------
                    Tire        Front             235/60 R13
                    ----------  ----------------  -----------------
                                Rear              235/60 R13
                                ----------------  -----------------
                                Transmission      Semi auto
                                ----------------  -----------------
                    Power       Motor Type        AC
                    ----------  ----------------  -----------------
                                Rated Power       30kw/40hp
                                ----------------  -----------------
                                Max. Power        70kw/100hp
                                ----------------  -----------------
                                Battery Type      Lithium Polymer
                                ----------------  -----------------
                                Battery Capacity  172V/200A
                                ----------------  -----------------
                                Charger           110V/100Ah
                                ----------------  -----------------
                                Controller        AC
                                ----------------  -----------------

Leo  SGK  Passenger  and  Utility  Vehicles
-------------------------------------------

The SGK is a compact two seat vehicle ideal for short range transportation or utility work. The SGK can be customized into several types, and we plan to initially develop the SGK into a regular speed E-passenger vehicle and both a regular speed and low speed E-utility vehicle.

               [Graphic omitted here but included in pdf version]

We intend to market the SGK E-passenger vehicle to fleet customers such as rental car services, general government offices, police, military, etc. until EV infrastructure such as EV laws, quick charge, and battery swap stations are ready.

Once the proper EV infrastructure is in place, we intend to make the SGK available for mass distribution through such channels as electric shops and outlets, hyper markets and department stores. In addition, we have received preliminary interest from distributors in Europe, particularly from Italy and Malta, however introduction of the SGK to Europe will depend on re-design of the model and government approval.

The utility SGK will be developed as a delivery vehicle, farming utility truck, and service fleet vehicle such as for the post office, DHL, Korea Electric Company, Korea Telecom, consumer electronics companies, and others. We will be able to produce a regular speed SGK using a LIPO battery, and a low speed SGK with a deep cycle battery. We have had discussions with the National Agricultural Cooperation Federation of Korea to help distribute this vehicle throughout Korea with its financial and subsidy programs.

We hope to have each of our SGK models ready for manufacturing by October, 2008, when favorable new EV laws in Korea are expected. Our target price out of the factory is $20,000 for the regular speed passenger and utility SGK, and $10,000 for the low speed utility SGK.

                    Dimensions  Overall Length    3300mm/10.82ft
                    ----------  ----------------  ---------------
                                Overall Width     1540mm/5.05ft
                                ----------------  ---------------
                                Overall Height    1700mm/5.57ft
                                ----------------  ---------------
                                Wheelbase         2350mm/7.70ft
                                ----------------  ---------------
                                Tread             1347mm/4.41ft
                                ----------------  ---------------
                                Road Clearance    200mm/7.87in
                                ----------------  ---------------
                                Vehicle Weight    700kg/1543lb
                                ----------------  ---------------
                                Riding Capacity   4 seater
                                ----------------  ---------------
                    Speed       Max. Speed        130 kmh/80mph
                    ----------  ----------------  ---------------
                                Economic Speed    60kmh/37.2mph
                                ----------------  ---------------
                                Drive Distance    400km/248mi
                                ----------------  ---------------
                    Suspension  Front             shock
                    ----------  ----------------  ---------------
                                Rear              shock
                                ----------------  ---------------
                    Brakes      Front             disk
                    ----------  ----------------  ---------------
                                Rear              disk
                                ----------------  ---------------
                    Tire        Front             195/60 R14
                    ----------  ----------------  ---------------
                                Rear              195/60 R14
                                ----------------  ---------------
                                Transmission      auto
                                ----------------  ---------------

                    Power       Motor Type        PMDC
                    ----------  ----------------  ---------------
                                Rated Power       25kw/32.5hp
                                ----------------  ---------------
                                Max. Power        50kw/65hp
                                ----------------  ---------------
                                Battery Type      Lithium Polymer
                                ----------------  ---------------
                                Battery Capacity  72V/150A
                                ----------------  ---------------
                                Charger           72V/50Ah
                                ----------------  ---------------
                                Controller        PMDC
                                ----------------  ---------------


V1  Tourism  Vehicle
--------------------

The V1 is Resort/Tourism vehicle ideal for transporting passengers around resorts and other tourist destinations. We have agreed to a Memorandum of Understanding ("MOU") with Bolwell Co., Ltd., one of the largest resort marketers in Australia to distribute the V1 or other EVs in Australia. The Australian resort vehicle market is approximately 20,000 vehicles per year.

Rollout of the V1 will begin once we receive government approval and develop the production capabilities. Our goal is to begin production by January, 2009.

               [Graphic omitted here but included in pdf version]

                    Dimensions  Overall Length    4325mm/14ft
                    ----------  ----------------  --------------
                                Overall Width     1550mm/5ft
                                ----------------  --------------
                                Overall Height    2030mm/66.66ft
                                ----------------  --------------
                                Wheelbase         3165mm/10.38ft
                                ----------------  --------------
                                Tread             1480mm/4.85ft
                                ----------------  --------------
                                Road Clearance    250mm/9in
                                ----------------  --------------
                                Vehicle Weight    1300kg/1.43ton
                                ----------------  --------------
                                Riding Capacity   11 seater
                                ----------------  --------------
                    Speed       Max. Speed        55kmh/34mph
                    ----------  ----------------  --------------
                                Economic Speed    30kmh/18mph
                                ----------------  --------------
                                Gradiblility      10
                                ----------------  --------------
                    Suspension  Front             shock
                    ----------  ----------------  --------------
                                Rear              shock
                                ----------------  --------------
                    Brakes      Front             disk
                    ----------  ----------------  --------------
                                Rear              disk
                                ----------------  --------------
                    Tire        Front             165/65 R13
                    ----------  ----------------  --------------
                                Rear              165/65 R13
                                ----------------  --------------
                                Transmission      auto
                                ----------------  --------------
                    Power       Motor Type        DC
                    ----------  ----------------  --------------
                                Rated Power       9kw/12hp
                                ----------------  --------------
                                Max. Power        15kw/20hp
                                ----------------  --------------
                                Battery Type      deep cycle
                                ----------------  --------------
                                Battery Capacity  72V/250A
                                ----------------  --------------
                                Charger           72V/50Ah
                                ----------------  --------------
                                Controller        SEPX
                                ----------------  --------------

S 3 and S 5 Electric Scooters
-----------------------------

We have developed two models of electric scooters that are ready to roll out, the S 3 and S 5. Production of the scooters was intended to begin the middle of 2008, however we have delayed production until early 2009 to take advantage of improvements in product technology.

               [Graphic omitted here but included in pdf version]

                                   S 3:               S 5:
     Dimensions  Overall Length    1710mm/5ft         1980mm/6ft
     ----------  ----------------  -----------------  -----------------
                 Overall Width     680mm/2ft          675mm/2ft
                 ----------------  -----------------  -----------------
                 Overall Height    1145mm/4ft         1090mm/3.5ft
                 ----------------  -----------------  -----------------
                 Wheelbase         1235mm/4ft         1360mm/4ft
                 ----------------  -----------------  -----------------
                 Road Clearance    120mm/5in          120mm/5in
                 ----------------  -----------------  -----------------
                 Vehicle Weight    86kg/189lb         150kg/330lb
                 ----------------  -----------------  -----------------
                 Riding Capacity   2 seater           2 seater
                 ----------------  -----------------  -----------------
     Cruise      Max. Speed        55kmh/34mph        100kmh/62mph
     ----------  ----------------  -----------------  -----------------
                 Economic Speed    30kmh/18mph        50kmh/31mph
                 ----------------  -----------------  -----------------
                 Max Distance      60km/37mi          60km/37mi
                 ----------------  -----------------  -----------------
     Brakes      Front             disk               disk
     ----------  ----------------  -----------------  -----------------
                 Rear              drum               disk
                 ----------------  -----------------  -----------------
     Tires       Front             3.0-10-4PR         130-60-13
     ----------  ----------------  -----------------  -----------------
                 Rear              3.0-10.4PR         130-60-13
                 ----------------  -----------------  -----------------
     Power       Motor Type        DC                 DC
                 Rated Power       495w               1450w/2hp
                 ----------------  -----------------  -----------------
                 Max. Power        3500w              5500w/7hp
                 ----------------  -----------------  -----------------
                 Battery Type      Lithium - Polymer  Lithium - Polymer
                 ----------------  -----------------  -----------------
                 Battery Capacity  48V/20A            48V/53A
                 ----------------  -----------------  -----------------
                 Charger           48V/10A            48V/15A
                 ----------------  -----------------  -----------------
                 Controller        DC                 DC
                 ----------------  -----------------  -----------------

OUR  NEXT  ELECTRIC  VEHICLE  PROJECTS

Several projects are currently in the works that have not been fully developed but still represent real opportunity for marketing our products. In many cases, development and manufacturing agreements have been made, vehicle designs have been finalized, and prototypes have been built.

Fast Attack Vehicle (FAV)
------------------------

Partnering with Hyundai Rotem, one of the largest companies in the Korean Defense Industry, we have developed a multipurpose strategic vehicle, or tank, for the Korean military. Several other countries have also expressed interest in this design.

The vehicle can be manned or unmanned and has remote deployable robotic capabilities. Its 6x6 in-wheel motor system control with steering column and skid drive control provides it the ability to traverse various harsh terrain and the ability to turn around 360 degrees in one spot.

It is well equipped with an advanced GPS and laser scan technology for intelligent 3D geometrical navigation. Additional features include specialized control technology to accomplish fast target tracking with silence and speed.

               [Graphic omitted here but included in pdf version]

               Max Speed                50kmh/31mph
               -----------------------  --------------------------
               Dimension                3.1m*2.1m*1.6m(L*W*H)
               -----------------------  --------------------------
                                        6*6 In wheel
               Type                     (Drive by wire)
               -----------------------  --------------------------
               Seater                   1 seater (manual-option)
               -----------------------  --------------------------
               Max. Weight              2.5 Tons
               -----------------------  --------------------------
               Suspension               double wishbone
               -----------------------  --------------------------
               Motor                    In wheel motor
               -----------------------  --------------------------
               Steering type            skid steering
               -----------------------  --------------------------
               Wheel/Tire               Skid
               -----------------------  --------------------------
               Battery                  Lithium Polymer (172V200A)
               -----------------------  --------------------------
               Waterproof/Radiant heat  IP64
               -----------------------  --------------------------

E-Princessa  Taxi
-----------------

               [Graphic omitted here but included in pdf version]

We have reached an agreement with the city government of Puerto Princessa, Philippines to supply 2,500 LSV Taxis in Puerto Princessa in order to solve its growing pollution and gas price problems with its existing tricycle taxis. This represents not only the sale of LSV taxis, but the opportunity to pilot test multiple thousand LSV taxis. This will save us the expense of pilot testing the vehicle ourselves.

Pursuant to the 50/50 joint venture agreement, the Company will provide parts and will operate the joint venture. The city will manage the financial aspects of the joint venture. Our business model under the Agreement is to provide tricycle drivers to spend no more on monthly payments for the eTaxi than they currently spend on fuel for their current vehicles: the total purchase price of about $4,000 would be reduced to about $2,500 by government subsidy and trade-in value, which then would cost approximately $80 per month on typical financing terms. Added to an estimated $100 per month charge for renting and swapping the eTaxi's battery, and drivers pay no more than the $180 per month that they are currently paying for gasoline/petrol.

The city government has already secured Php 200 million in order to subsidize approximately US$2,000 per eTaxi. The agreement calls for a minimum of 2,500 units which would provide the Company with approximately $20 million in revenues. We are in the process of developing the E-Princessa and expect to have three prototype models by March, 2009. Our goal is to begin manufacture by June, 2009.

                    Dimensions  Overall Length   3300mm/10ft
                    ----------  ---------------  -------------
                                Overall Width    1540mm/5ft
                                ---------------  -------------
                                Overall Height   1700mm/5ft
                                ---------------  -------------
                                Wheel Base       2350mm/7ft
                                ---------------  -------------
                                Tread            1347mm/53in
                                ---------------  -------------
                                Road Clearance   200mm/8in
                                ---------------  -------------
                                Vehicle Weight   400kg/881lb
                                ---------------  -------------
                                Riding Capacity  4 seater
                                ---------------  -------------
                    Speed       Max. Speed       50kmh/31mph
                    ----------  ---------------  -------------
                                Economic Speed   30kmh/18mph
                                ---------------  -------------
                    Suspension  Front            Shock
                    ----------  ---------------  -------------
                                Rear             Shock
                                ---------------  -------------
                    Brake       Front            Disk
                    ----------  ---------------  -------------
                                Rear             Disk
                                ---------------  -------------
                    Tire        Front            2.75 - 17 41P
                    ----------  ---------------  -------------
                                Rear             2.75 - 17 41P
                                ---------------  -------------
                                Transmission     Auto
                                ---------------  -------------
                    Power       Motor Type       ML-BLDC
                    ----------  ---------------  -------------
                                Rated Power      5kw/6hp
                                ---------------  -------------
                                Max. Power       10kw/13.1hp
                                ---------------  -------------
                                Battery Type     48v/53a
                                ---------------  -------------
                                Charger          48v/20ah
                                ---------------  -------------
                                Controller Type  ML-BLDC
                                ---------------  -------------

Reverse  Tricycle  Scooter
--------------------------

We have entered into a Memorandum of Understanding to form a joint venture with Global Electric Motor Cars Asia Co., Ltd. ("GEM Asia") in Thailand to develop a reverse tricycle scooter. Under the terms of the MOU, we expect to enter into an agreement to build a minimum of 500 units with as many as 6,000 per year possible. We are in the process of developing the design and building prototypes for eventual manufacture in a plant located in Thailand, with production targeted to begin in July, 2009.

Other  Vehicle  Concepts
------------------------

We also have concept designs for several other vehicles and conversions. Due to the nature of our business, we often market the design before a prototype is ready. We can then work with the customer to customize the vehicle's specifications to fit their needs. Current projects in the works include:

-     Kits  to  convert  economy  models  of  major  auto  companies  into  EVs
-     Electric  drive  trains  for  Navy  war  ships
-     E-boat  kits  for  small  boats  and  jet  skis

-     Lightweight  electric  drive  trains  airplanes
-     Driving  school  car  conversions
-     Low  cost  monorail  systems
-     Military  vehicles
-     Three  wheeled  ATV  type  vehicles
-     Supercars

Each of these projects are being actively marketed, and in some cases we have begun preliminary discussions with potential customers. We have agreed in principal with Bowell in Australia to begin the development of supercars.

ADVANTAGES  OF  ELECTRIC  VEHICLES

EVs provide several advantages over traditional combustion engines. The advantages to consumers most notably include the dramatic difference in fuel costs, about 85% less. In addition, EVs provide much easier use and maintenance. With only three or four moving parts compared with over 1,000 in a combustion engine, there is much lower chance for things to go wrong and fewer parts to check when they do. The battery charges in two hours, and can be easily topped up when needed.

EVs are particularly useful in urban settings, where low speeds and stop and go traffic take a tremendous toll on gas engines. EVs accelerate and decelerate quickly and have far fewer parts to be subjected to destructive friction. The zero emissions are especially beneficial there, where most pollution persists.

For society in general, EVs have a far greater impact. Zero emissions means cleaner, more breathable air with a number of other environmental benefits. It also reduces dependence on foreign oil.

MARKET  FOR  ELECTRIC  VEHICLES

The market for Electric Vehicles represents a narrow but rapidly growing sector in the overall vehicle market. Currently the most productive market for EVs is fleet operators, that is, any organization that operates many vehicles from a central location, primarily government agencies and large companies. These organizations include delivery operations, taxis, police and other government offices, the military, resorts, municipal bus lines, and rental car agencies.

The consumer market for EVs is still relatively small due to high prices and lack of EV infrastructure, however it is growing and is expected to continue to grow as the technology and price of EVs improves. As with the most new products that are different from established norms, it is impossible to accurately forecast the market for EVs. The future market for consumer EVs will depend greatly on the availability of EV infrastructure and the actions of governments with respect to EVs.

OPERATIONS

Currently our operations consist of development of our products and technology, and marketing of our current models and design concepts. Although we plan to have several manufacturing facilities throughout Asia and possibly Australia, Europe, and the United States, we currently do not have any manufacturing facilities.

Research  and  Development
--------------------------

We conduct all of our research and development ("R&D") in-house at our workshop and offices in South Korea. In 2007 we spent approximately $577,112 USD on research and development activities. Our R&D activities in 2007 are summarized in the following table:

ITEM            MODEL                        STATUS             Amount(US$)
--------------  ---------------------------  -----------------  -----------
Parts & System  BLDC  MOTOR                  Completed               78,000
--------------  ---------------------------  -----------------  -----------
                BMS (battery
                management system)           Completed               37,871
                ---------------------------  -----------------  -----------
Scooter         Electric Scooter             Continue in 2008       103,763
--------------  ---------------------------  -----------------  -----------
Other           EV3 (Neighborhood            Started in 2006;
Vehicles        Electric Vehicle)            Completed in 2007        6,360
--------------  ---------------------------  -----------------  -----------
                S-15(Sport Utility Vehicle)  Continue in 2008        59,790
                ---------------------------  -----------------  -----------
                SGK(Neighborhood
                Electric Vehicle)            Continue in 2008       179,557
                ---------------------------  -----------------  -----------
                V1( Resort Mini
                Bus for Resort)              Completed              111,771
--------------  ---------------------------  -----------------  -----------
TOTAL                                                               577,112
--------------  ---------------------------  -----------------  -----------

We anticipate that we will spend approximately $3,158,000 USD on our R&D activities in 2008, as summarized by the following table:

ITEM      MODEL                        STATUS            AMOUNT(US$)
--------  ---------------------------  ----------------  -----------
Scooters  Electric Scooter             Complete in 2008       10,000
--------  ---------------------------  ----------------  -----------
          Reverse Tricycle Scooter     Continue in 2009      250,000
          ---------------------------  ----------------  -----------
Other
Vehicles  SGK                          Continue in 2009    2,360,000
--------  ---------------------------  ----------------  -----------
          S-65 Sport Utility Vehicle   Continue in 2009       26,000
          ---------------------------  ----------------  -----------
          U-350 (Utility Vehicle)      Continue in 2009       90,000
          ---------------------------  ----------------  -----------
          Driving school vehicle       Complete in 2008       32,000
          ---------------------------  ----------------  -----------
          Electric super car           Continue in 2009      300,000
--------  ---------------------------  ----------------  -----------
TOTAL                                                      3,158,000
--------  ---------------------------  ----------------  -----------

After finishing research and development on our electric scooters, we have a plan for the mass production no later than the first quarter of next year. We also plan to finish design of the Thai Tri-Scooter Electric Bike by the first half of next year, and it will cost US$ 250,000 this year. Regarding Vehicle for Driving License School, we are planning to finish extensive preparation for orders from driving schools, and it will need $32,000 USD in development expenses.

Key  Suppliers
--------------

We depend on several suppliers of parts and raw materials for our products. These include the following:

     Part                               Supplier(s)
     ---------------------------------  ----------------------------------------
     Polymer Battery                    EIG, KOKAM, Power Tech
     Motor                              Ace electric Co., Ltd., Advanced DC
                                        Motor, SEN Motors, Presto Asia, Hyosung.
     Controller                         Cutis, Nuri, Sen Motors
     Charger                            Alpha Tronics, Nuri
     BMS                                Nano GP, Nuri
     Body Platform                      Mytech

Marketing
---------

Our initial marketing strategy is to focus on individual sales to fleets and EV manufacturers. We have already begun marketing our existing products and design concepts to governments and companies throughout the world, and have several deals already in place. In addition, we have developed strategic contacts in Korea, China, Japan, Europe, Australia, and elsewhere, which we believe will help present opportunity for additional sales.

We  plan  to  emphasize  the  following  selling  points:

-     The  current  crisis  in  combustion  fuel  prices
-     Saving  the  globe  from  carbon  dioxide  and  global  warming
- Revolutionary technological development of EV components in terms of price, size, capacity, and efficiency
-     The  overall  price  of  EV  is  dropping
-     Favorable  social  supports  in  laws,  taxes,  and  subsidies

Distribution
------------

The Company has entered into a Letter of Intent with Sea Motors Group, Inc., a Delaware Company, to act as the Company's distributor in the Philippines and Vietnam.

Manufacturing
-------------

We intend to have manufacturing facilities in several places. We are in the process of establishing our primary EV manufacturing facility in Daegu, South Korea. About 60% of Korean auto part suppliers are located in Daegu, which makes it advantageous for us to locate our production line there. We also plan to have an office and an assembly plant in the United States. We are in the process with the local government to get favorable tax benefits in Korea for our main factory plan, and will do so as well for our assembly line plan in the United States. We plan to manufacture our EV parts in China, and also have a warehouse in China for lower costs.

We have also agreed in principal to manufacture the E-Princessa taxi in Puerto Princessa, and have agreed to manufacture the Reverse Tricycle Scooter in Thailand. We will develop joint ventures in both locations to establish and operate the manufacturing facilities. As the market for our product develops, we may decide to establish additional facilities in other locations.

COMPETITION  AND  MARKET  SHARE

We are currently in the process of developing our products for manufacturing, and so to date we do not have any share of the EV market. When we do, we will face competition from several sources. Within the EV industry, there are a few market leaders and numerous smaller companies attempting to gain a market share. The companies include:

-     Tesla  Motors
-     Miles  Electric  Vehicles
-     Think
-     Universal  Electric  Vehicle  ("UEV")
-     Phoenix  Motorcars
-     ZENN  Motor  Company
-     Global  Electric  Motorcars  ("GEM")  (a  division  of  Chrysler)
-     Smart  EV  (developed  by  Daimler  Chrysler)
-     Smith  Electric  Vehicles

Among our EV competitors, we consider Tesla, Miles, and Think to be our biggest competitors. Tesla has developed the Roadster, a luxury high performance sports car for a price of around $100,000 USD. It has a top speed of 125 mph and can achieve 0 to 60 in around four seconds. Think is developing the City, an urban commuter with a top speed of 62 mph. They plan to release it in Europe this year for a price of $34,000 USD, and a year or two later in the U.S. for a projected price of around $17,000. Miles already makes and sells 2 low speed EVs, manufactured in China, and plans to roll out a highway speed EV in the near future. In addition, ZENN Motors has products very similar to our current models and is publicly traded on the Toronto Stock Exchange.

We also face competition from traditional auto makers in two ways. Not only do EVs compete directly with traditional combustion engine vehicles, but several industry giants have begun development of EVs of their own. For example, GM has unveiled the concept design for its new Chevrolet Volt EV, and announced plans to have it on the market by 2010.

Our component sales will also face competition from EV component suppliers, most notably Power Motor Systems and EV Solution Business.

OTHER  MATTERS

Employees
---------

We currently have 12 employees, all of which a full time. We believe our relationship with our employees is good.

Intellectual  Property
----------------------

Our business model depends on the development and protection of our intellectual property, most notably the technology behind our motors and batteries. We currently have two patents, one for our Multi Motor System ("MMS") and the second for one of our EV designs:

Motor Patent   Patent No.   10-0682489
------------   -----------  -------------------------------------------------
               Date         2007.2.7
               -----------  -------------------------------------------------
               Name         Multi Motor Device
               -----------  -------------------------------------------------
                            Connect more than 2 electric motors to an axis of
                            crank, normally use one motor, but operate other
               Description  electric motors in time of emergency.
               -----------  -------------------------------------------------

Design Patent  Patent No.   30-0490413
-------------  -----------  --------------------------------------------------
               Date         2008.5.6
               -----------  --------------------------------------------------
               creator      Lee Jung Yong, and 5 other persons
               -----------  --------------------------------------------------
                            Design being suited to Electric vehicles, it is an
                            original work of a Leo Motors design team. Being
                            submitted to the Seoul International Auto Show on
               Description  April, 2006.
               -----------  --------------------------------------------------

We are in the process of filing for a patent for our Multilayer BLDC motor, and for three patents for MMS controllers. As we develop new technologies and designs, we will need to file additional patents to ensure our intellectual property rights are protected.

Regulation
----------

Need  for  Government  Approval

In South Korea, those who want to fabricate, assemble or import automobiles in accordance with the applicable automobile control laws must apply to Ministry of Land, Transport and Maritime Affairs to register as a manufacturer and receive a manufacturers' registration certificate. We received the manufacturer's certificate in July 2006.

Effect  of  Government  Regulation

We are in the business of fabrication and sale of automobiles and other vehicles, and accordingly we are subject to several laws related to automobile fabrication, sales, import, and operation.

South Korea's laws related to automobile manufacturers regulate registration, safety criteria, type approval, inspection, maintenance, testing, etc. of automobiles. There are also laws regulating noise allowance and vibrations made by vehicles, and environmental laws (as discussed below). Complying with the strict regulation of automobile manufacturing is costly and could significantly affect our ability to become profitable. In addition, failure to comply with these laws could subject our Company to penalties, which could include severe fines or the removal of government approval to do business in the EV industry. Although we fully intend to comply with all applicable rules and regulations, we cannot assure that we will be able to do so.

In addition, the operation of automobiles is subject to several sources of regulation, including traffic laws and civil liability for negligent or other harmful use. Although these laws primarily regulate the end user of our products, it is possible that we as the manufacturer may become subject to derivative liability from these laws. We believe that the risk of these laws affecting us, while possible, is unlikely.

Also, it is important to note that the above laws of South Korea have no content related to electric automobiles, so our electric automobile must be registered as a general automobile, and must comply with the same standards if they will be able to run on the general road. The differences between EVs and conventional vehicles makes it difficult and, in our opinion, unnecessary for EVs to comply to the same standards as conventional vehicles and so will make it difficult to gain approval to run our EVs on public roads.

The government of South Korea is currently reviewing revision of laws related to electric automobiles. Although we expect law changes that will greatly facilitate the incorporation of EVs into the mainstream of South Korean streets, we cannot be certain that these changes will occur. If they do not, it could materially affect our ability to market our EVs to consumers. We intend to eventually to export and sell our EVs to the United States and Europe, where laws for electric automobiles are already in place.

Effect  of  Environmental  Regulation

Our country's automobiles are subject to several environmental regulations, including air preservation, noise and vibration control. Accordingly, we are required to limit the air contaminants, noise and vibrations of our vehicles to certain levels. Failure to do so may impose fines or other penalties on the Company. For example, light oil vehicles generate more air contaminants than gasoline vehicles, and so light oil vehicle users are paying the environment improvement tax.

However, our EVs generate almost no noise or vibration because they have no engine, and emit no air contaminants due to the use of gasoline because they move through the operation of motors using electric batteries. Therefore, it is highly unlikely that we will be adversely affected by air environment preservation laws and noise/vibration control laws.

Moreover, the Korean Ministry of Environment is currently proceeding with a subsidy support project for governmental purchases of low pollution vehicles (electric scooters and hybrid cars), and the subsidy support plan is under review for other electric automobiles in the future. Several other governments have put in place subsidy, finance, and tax incentive programs as well. We believe that the continued support of environmental regulation in South Korea and abroad will significantly benefit our ability to market our products.

ITEM 1A.  RISK FACTORS.

The Company faces a number of risks and uncertainties.

              RISK FACTORS CONCERNING OUR BUSINESS AND OPERATIONS:

WE HAVE A LIMITED OPERATING HISTORY, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO PREDICT OUR FUTURE PERFORMANCE BASED ON OUR CURRENT OPERATIONS.

Leo Motors, Co. Ltd ("Leozone"), our operating business, was organized in July, 2006, and since inception has spent the majority of its time developing its products and business plan. The Company accordingly has a limited operating history, which may not be a reliable indicator of our future performance. The company will not realize profitability unless it can successfully implement its plan of operation.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, AS NEEDED, THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS WOULD BE SEVERELY LIMITED.

Our plan of operation requires substantial capital investment. Our future capital requirements, however, depend on a number of factors, including our ability to expand into the EV market and to establish strategic relationships that enable us to market our product. Our ability to implement our plan of operation will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions.

If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of the Company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain rights, preferences or privileges that are senior to those of our common stock. We may be unable to obtain acceptable financing necessary to implement our plan of operation on suitable terms, if at all. Our ability to develop our business would suffer if we are unable to raise the additional funds on acceptable terms, which would have the effect of limiting our ability to increase our revenues or possibly attain profitable operations in the future.

WE DEPEND ON KEY EMPLOYEES AND PERSONNEL TO OPERATE OUR BUSINESS, WHICH COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO OPERATE IF WE ARE UNABLE TO RETAIN OR REPLACE THESE PERSONS.

Our future success is largely dependent upon its existing management team, including Jung Yong Lee, our President. The loss of one or more of these officers or directors through injury, death or termination of employment could result in the investment of significant time and resources for recruiting and replacement. In addition, we may not be able to find the right mix of talent and experience to replace our existing team. The existing team may not be able to successfully manage the growth of the Company or attract the new talent that will be necessary to run the Company at a high level.

IF WE ARE UNABLE TO GAIN OR MAINTAIN A TECHNOLOGICAL ADVANTAGE, WE MAY NOT BE ABLE TO EFFECTIVELY COMPETE IN THE EV MARKET.

Our business plan depends largely on our technological advantage over other EV manufacturers. Our management believes that several of our current and future technologies, including our motor, motor system, battery, and battery controller have the potential to become industry standards. In the EV market, it is extremely important to have the best technology available. If we are unable to establish ourselves as technology leaders in the industry, it will significantly affect our ability to market our products.

Moreover, the technology in the EV market is evolving rapidly. Even if we establish our technology as an industry standard, we cannot be certain how long it will remain as such. We will be required to engage in continued and costly R&D to continue to develop our technology in an effort to keep our technological advantage, and even then we may not succeed. If we are unable to maintain our technological advantage, it will significantly affect our ability to market our products.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS.

Our business plan depends largely on our technological advantage over other EV manufacturers. Our management believes that several of our current and future technologies, including our motor, motor system, battery, and battery controller have the potential to become industry standards. Accordingly, our ability to become profitable will significantly depend on our ability to protect our intellectual property rights.

To protect our rights, we will rely on a combination of copyright and trademark laws, trade secrets, confidentiality agreements with employees and third parties and protective contractual provisions. Further, we have two patents in place and several other patent applications in progress and will rely on patents once they are issued. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our products or services or obtain and use information that we regard as proprietary. In addition, others could possibly independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, our business could suffer.

In addition, we may have to litigate to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties' proprietary rights. From time to time, we may receive notice of claims of infringement of other parties' proprietary rights. Any such claims could be time-consuming, result in costly litigation, divert management's attention, cause product or service release delays, require us to redesign our products or services or require us to enter into royalty or licensing agreements. These royalty or licensing agreements, if required, may not be available on acceptable terms or at all. If a successful claim of infringement were made against us and we could not develop non-infringing technology or license the infringed or similar technology on a timely and cost-effective basis, our business could suffer.

WE FACE COMPETITION FROM SEVERAL SOURCES, WHICH MAY MAKE IT MORE DIFFICULT TO GAIN AND MAINTAIN A SHARE OF THE EV MARKET.

While the EV market comprises only a small percentage of the entire automotive market, there are numerous companies attempting to develop and market EVs, including major players in the auto industry. If we are unable to adequately separate ourselves from these sources of EV competition, we may be unable to gain a sufficient share of the EV market to become profitable.

In addition, EVs are in direct competition with combustion vehicles and other forms of transportation, including bus lines and trains. The ability of the EV market to grow will depend on their ability to compete with these other forms of transportation, which will in turn depend on the development of environmentally friendly laws, the changing attitudes of consumers, and the improvement of EV price, efficiency, and performance. If the EV market as a whole does not develop, we may be unable to gain a sufficient share of the EV market to become profitable.

IF FAVORABLE CHANGES IN EV LAWS ARE NOT MADE, IT WILL BE MORE DIFFICULT TO MARKET OUR PRODUCTS IN THE JURISDICTIONS THAT FAIL TO MAKE THE LAW CHANGES.

In several jurisdictions in which we intend to market our products, EVs are subject to the same regulatory standards as combustion vehicles. Our management believes that this is completely unnecessary, as EVs have far different capabilities and safety concerns, particularly with LSVs and NEVs. Moreover, forcing EVs to comply with the rigorous standards of their more dangerous combustion equivalents makes is cost prohibitive for EV manufacturers. We are currently only able to market our products to private fleets, or to consumers in countries that provide different levels of access to public roads depending on the capability of the vehicle. For instance, the United States allows LSVs and NEVs only on roads with a posted speed limit of 35 mph or less. In South Korea, these vehicles are not allowed on any public road.

Although steps are being taken in the legislative processes of South Korea and other of our key intended markets to make law changes favorable to EVs, we cannot be certain that these changes will occur. If they do not, our ability to market our EVs in those jurisdictions will be severely limited.

THE  DANGEROUS  NATURE  OF  OUR PRODUCTS PUTS US AT RISK TO POTENTIAL LIABILITY.

Automobiles and other motor vehicles are by their nature highly dangerous to operate. Even our low speed EVs such as scooters and NEVs carry a high risk of injury or property damage if handled improperly. As the manufacturer, it is possible that we could face liability for such injury or damage. Such potential liability will depend on the manufacturer's liability laws in the various jurisdictions in which we intend to sell our products.

Moreover, the already high risk of injury and property damage creates an even greater risk to the Company in the event the Company is found to have been actually at fault in the design, manufacture, or maintenance of its EVs or any of its components. If we become liable for injury or property damage caused by our products, it could materially affect our cash on hand and make it more difficult to invest in the development of our business.

               RISK FACTORS CONCERNING INVESTMENT IN OUR COMPANY:

THERE IS ONLY A LIMITED PUBLIC MARKET FOR OUR SHARES, AND IF AN ACTIVE MARKET DOES NOT DEVELOP, INVESTORS MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is a limited public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that trading market might become. If a trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive. As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when he/she desires to sell.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. The SEC generally defines "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to exceptions.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors, and may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

Sales of our common stock in the public market could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

OUR AUDITOR HAS ISSUED A GOING CONCERN OPINION, WHICH RAISES SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In its report to management, Gruber & Company LLC, our independent registered public accounting firm, has issued an opinion with respect to the Company's ability to continue as a going concern. This opinion states that the company's losses, among other items, raise substantial doubt about our ability to continue as a going concern, and that the financial statements do not include any adjustment to account for this uncertainty. If the Company is unable to continue as a going concern, investors may be unable to rely on the information contained in the financial statements.

ITEM 2.  FINANCIAL INFORMATION

FORWARD LOOKING STATEMENTS: STATEMENTS ABOUT OUR FUTURE EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WHEN USED HEREIN, THE WORDS "MAY," "WILL," "SHOULD," "ANTICIPATE," "BELIEVE," "APPEAR," "INTEND," "PLAN," "EXPECT," "ESTIMATE," "APPROXIMATE," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INHERENT IN OUR BUSINESS, INCLUDING THOSE SET FORTH UNDER THE CAPTION "RISK FACTORS," IN THIS DISCLOSURE STATEMENT, AND ARE SUBJECT TO CHANGE AT ANY TIME. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENT.

This Management's Discussion and Analysis should be read in conjunction with the following financial statements included in this Form 10 (the "Financial Statements):

- Financial statements for the years ended December 31, 2007 and December 31, 2006;
- Financial statements of Leo Motors, Co. Ltd. for the years ended December 31, 2007 and December 31, 2006.
- Financial statements for the nine month period ended September 30, 2008 (unaudited);

The financial statements have been prepared in accordance with generally accepted accounting policies in the United States ("GAAP"). Except as otherwise disclosed, all dollar figures included therein and in the following management discussion and analysis are quoted in United States dollars.

PLAN OF OPERATION

Leo Motors, Inc. (the "Company") is currently in the process of finalizing the design and production capability of several models of Electric Vehicle ("EV").
During the past two years, we have developed seven models of EV, two electric scooters, three electric cars, one three-wheeled vehicle, and one neighborhood electric vehicle ("NEV"). We also have several other projects in development stages.

The  specific  goals  of  the  Company  over  the  next  twelve  months include:

- Development of the E-Princessa prototype by March, 2009, and manufacture and sale of by middle of 2009
-    Production of S 3 and S 5 electric scooters by May, 2009, and sale by June,
     2009
-    Production  and  sale  of  V1  Resort  Bus  by  April,  2009
-    Production and sale of S 65 SUV and SKG electric car by second half of 2009

-    Production  and  sale of Reverse Tricycle Scooter in Thailand by July, 2009
-    Sale of  EVs  in  the  United  States  by  the  end  of  2009

In addition, we have developed and are in the process of developing several key EV components that we believe will be industry leading technology. During the next twelve months, we intend to continue the development of these components, integrate them into our own EVs, and market them to other EV manufacturers.

LIQUIDITY  AND  CAPITAL  RESOURCES

Our liquidity requirements arise principally from our plans to develop EV production capability, additional product development, and marketing costs. Although in the future we intend to fund our liquidity requirements through a combination of cash on hand and revenues from operations, during the nine months ended September 30, 2008, the Company had incurred $674,909 in expenses and had realized only $2,110 in revenues.

Accordingly, our ability to initiate our plan of operations and continue as a going concern is currently dependent on our ability to raise external capital. Similar EV projects, including several that members of our management have participated in, have cost companies between $25,000,000 and $40,000,000. By streamlining costs and leveraging our management's significant experience in EV development, we have developed seven production-capable models of EV with only approximately $1,500,000 in financing. Nevertheless we will need additional financing in order to finance production of our EVs, begin sales of our EVs, and gain market share.

We are currently seeking $10,000,000 in additional financing, and we may be required to seek additional funding. We will need approximately $4,000,000 to finish the development of our Zinc Air Fuel Cell Power Pack, and an additional $6,000,000 to finance production of our EVs. After achieving these milestones we will evaluate further potential expansion plans to determine additional capital requirements.

To date we have raised approximately $200,000 to date in equity financing. In addition, we have agreed to form two joint ventures in the Philippines and Thailand to finance our E-Princessa Taxi and Reverse Tricycle projects, respectively.

We have not raised any financing on the issuance of debt. We believe that it will be very difficult to obtain any form of debt financing due to our current lack of revenues from operations and the current state of our balance sheet, including a lack of hard assets against which to borrow. Accordingly, we are focusing on obtaining equity financing.

RESULTS  OF  OPERATIONS

Nine  Months  Ended  September,  2008
-------------------------------------

Revenues

During the period, the Company realized $2,110 in revenues, which consists $3,479 in sales of our current EV products and direct costs of sales of $1,369. These sales represent only limited sale of our early production products, and we believe that this is not indicative of future revenue potential once we have fully developed our products and have begun large scale manufacture.

Expenses

During the quarter, we incurred $674,909 in expenses which consisted of the following:

     EXPENSES:
     Salaries and Benefits         $343,997
     Service Fees                    45,140
     General and Administrative     285,772
                                   --------

Salaries and Benefits - consist of total cash compensation paid to our employees during the year and the cost of all benefits provided to our employees.

Service  Fees  -  consist  of  accounting,  legal,  and  professional  fees.

Selling General and Administrative Costs - consist of insurance, office supplies and expense, payroll expenses, investor referral fees and other miscellaneous expenses.

Year  Ended  December  31,  2007*
---------------------------------

*The following results of operation for the year ended December 31, 2007 combine the results of the Company and its operating subsidiary, Leo Motors Co. Ltd (then Leozone Co. Ltd.) ("Leozone"), which was acquired during the year.

Revenues

During the year ended December 31, 2007, we had $172,316 in revenues from sales of our EVs, compared to no revenue in 2006. Costs of sales were $121,846, and gross profit was $50,470. These sales represent limited sales of our early production products.

Expenses

During the year, we incurred $1,108,291 in expenses, compared to $357,796 in 2006. The increase in expenses represent the fact that Leozone was organized during 2006 and that operations during the period were limited to developing our business plan and beginning the initial stages of our product development programs. Expenses for 2007 and 2006 consisted of the following:

     EXPENSES:                         2007      2006
     Salaries and Benefits         $ 76,559  $      -
     Stock for Services              46,375   122,508
     Service Fees                    64,708   143,817
     General and Administrative     920,649    91,471
                                   ------------------

Salaries and Benefits - consist of total cash compensation paid to our employees during the year and the cost of all benefits provided to our employees.

Stock for Services - consist of the fair market value for the stock provided to the company founder and investor representatives for investor referrals.

Service  Fees  - consist of consist of accounting, legal, and professional fees.

General and Administrative - consists of insurance, office supplies and expense, payroll expenses, investor referral fees and other miscellaneous expenses.

Year  Ended  December  31,  2006
--------------------------------

The year ended December 31, 2006, represented a dormant period for the Company, as its activities were limited to seeking an operating business to acquire.
There  were  no  revenues  and  no  expenditures  during  the  period.

OFF-BALANCE  SHEET  ARRANGEMENTS

The  company  has  no  off-balance  sheet  arrangements.


ITEM 3.  DESCRIPTION OF PROPERTY.

We operate out of an office and workshop located at 291-1, Hasangok-dong, Hanam Ciry, Gyeonggi-do, Republic of Korea 465-250.

We also intend to establish an office in Los Angeles, CA and have manufacturing facilities in several additional places, although currently we do not have any other facilities. We are in the process of establishing our primary EV manufacturing facility in Daegu, South Korea. About 60% of Korean auto part suppliers are located in Daegu, which makes it advantageous for us to locate our production line there. We also plan to have an assembly plant in the United States.

We are in the process with the local government to get favorable tax benefits in Korea for our main factory plan, and will do so as well for our assembly line plan in the United States. We plan to manufacture our EV parts in China, and also have a warehouse in China for lower costs.

We have also agreed in principal to manufacture the E-Princessa taxi in Puerto Princessa, and have agreed to manufacture the Reverse Tricycle Scooter in Thailand. We will develop joint ventures in both locations to establish and operate the manufacturing facilities.

As the market for our product develops, we may decide to establish additional facilities in other locations.


ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table shows the beneficial ownership of our common stock as of November 30, 2008. The table shows the amount of shares owned by:

     (1) each person known to us who owns beneficially more than five percent of the outstanding shares of any class of the Company's stock, based on the number of shares outstanding as of November 30, 2008;
     (2)  each  of  the  Company's  Directors  and  Executive  Officers;  and
     (3)  all  of  its  Directors  and  Executive  Officers  as  a  group.

                        AMOUNT OF SHARES  PERCENT OF SHARES
IDENTITY OF             BENEFICIALLY      BENEFICIALLY
PERSON OR GROUP         OWNED             OWNED1,2            CLASS
----------------------  ----------------  ------------------  ------
Robert Kang
CEO, President
and Interim CFO
                                       0                  0%  Common
----------------------  ----------------  ------------------  ------
Jung Yong Lee
CTO and Director
                               3,000,000               9.49%  Common
----------------------  ----------------  ------------------  ------
Gun Il Kim
611 Lotte Village
1642-25 Seocho-Dong
Seocho-Gu, Seoul Korea
                               8,300,000              26.25%  Common
----------------------  ----------------  ------------------  ------
Jong In Kwon
103-604 World Meridian
Apt 297
Yeomchang Dong
Kangseo Gu Seoul Korea
                               2,200,000               6.96%  Common
----------------------  ----------------  ------------------  ------
Jin Wook Choi
5-208 Hyundai Apt 840
Shindang Dong
Joong-Gu Seoul Korea
                               2,200,000               6.96%  Common
----------------------  ----------------  ------------------  ------
Kyeong Ae Kim
130-1101 Sk Bookhansan
City Apt 1353
Mee-A Dong

Kangbuk Gu Seoul Korea
                               1,650,000               5.22%  Common
----------------------  ----------------  ------------------  ------

All Directors and
Officers as a Group            3,000,000               9.49%  Common
----------------------  ----------------  ------------------  ------

(1) The percentage of shares owned is based on 31,613,115 shares being outstanding as of November 30, 2008. Where the beneficially owned shares of any individual or group in the following table includes any options, warrants, or other rights to purchase shares in the Company's stock, the percentage of shares owned includes such shares as if the right to purchase had been duly exercised.

(2) BENEFICIAL OWNERSHIP OF SECURITIES: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.


ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

DIRECTOR  AND  EXECUTIVE  OFFICER  SUMMARY

The following table sets forth the names, ages, and principal offices and positions of our current directors, executive officers, and persons we consider to be significant employees. The Board of Directors elects our executive officers annually. Our directors serve one-year terms or until their successors are elected, qualified and accept their positions. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships or understandings between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

NAME OF DIRECTOR OR OFFICER  AGE  POSITION
---------------------------  ---  -------------------------------------
Shi Chul ("Robert") Kang      47  Chief Executive Officer, President
                                  and Interim Chief Financial Officer

Jung Yong ("John") Lee        43  Chief Technical Officer and Director

Chul Ho Kim                   53  Director

EXECUTIVE OFFICER AND DIRECTOR BIOS

Shi Chul (Robert) Kang,Chief Executive Officer and President
------------------------------------------------------------

Dr. Kang is a marketing Ph.D. and has worked in international advertising and corporate marketing for more than 25 years. He began his carrier at Oricom, the largest ad agency in Korea and a McCann Ericson affiliate. Dr. Kang managed Leo Burnett Korea and BBDO Dong Bang, advertising companies, introducing these companies to Korea. He founded one of the leading advertising companies in Korea, Ad Express and On & Off, and managed the firms for 11 years. One & Off merged into WPP Group as he became president of META B, a management consulting firm. Recently, he served as president of Pico North Asian, a multinational global event marketing company in Hong Kong for two years. He is also currently a partner of Sea Motors, Inc., our distribution partner. Dr. Kang will focus on business development, global marketing, and financing of Leo Motors.

He  got  his  BS  (Literature)  at Korea Univ. MA (Advertising) in University of
Oregon,  and  Ph.D.  (Marketing)  at  Dongguk  Univ.  in  Korea.

Jung Yong (John) Lee,Chief Technical Officer and Director
---------------------------------------------------------

Mr. Lee joined the Company as its CEO and President in June 2006, and in November 2008 resigned as CEO and President but remained with the Company as CTO and Director. Prior to joining the Company, Mr. Lee has held several positions in EV design and projects. He lead the Research and Development Department for Geo EV beginning in 2002, and for Pyeonghwa Motors, a Korean car manufacturer and dealer, beginning in February 2004. His experience includes heading projects that have incorporated the Polymer Battery, Dual Motor System, and alternative energy vehicle design. He has also worked on the Ford SUV Concept Project for 1997's Melbourne Motor show, the City Car Project, and the Limousine Project.

Mr. Lee received his Masters of Industrial Design (Vehicle Styling) from RMIT University in Melbourne, Australia, and his PhD in Industrial Design from the University of New South Wales in Sydney, Australia. He has taught Engineering Industrial Design at Dankook University in Seoul, South Korea.

Chul-Ho Kim, Director
---------------------

Mr. Kim holds several positions of responsibility in the automotive engineering field. He is a professor in the Department of Automotive Engineering at Seoul National University of Technology in South Korea, involved with ongoing research in Electric Vehicles and EV Solutions. He is also currently the Vice President for the Korea Association of Automotive Technicians and heads the Center for Automotive Engineering Research. With more than 20 years as a professional engineer, he has won the Korean Excellent Technology (KT) Award and the Jang Young Sil Invention Award from the Korean Ministry of Science and Technology
(both  in  1989)  and  continues to contribute to the changing automotive world.


LEGAL  AND  DISCIPLINARY  HISTORY

No  officer,  director or control person of the Company has been the subject of:

1. A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

2. The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person's involvement in any type of business, securities, commodities, or banking activities;

3. A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

4. The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person's involvement in any type of business or securities activities.

ITEM 6.  EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives  and  Philosophy  ofour  Executive  Compensation  Program
--------------------------------------------------------------------

We do not have a standing compensation committee. Our board of directors as a whole makes the decisions as to employee benefit programs and officer and employee compensation. The primary objectives of our executive compensation programs are to:

-    attract,  retain  and  motivate  skilled  and  knowledgeable  individuals;
- ensure that compensation is aligned with our corporate strategies and business objectives;
- promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and
-    align executives'  incentives  with  the  creation  of  stockholder  value.

To achieve these objectives, our board of directors evaluates our executive compensation program with the objective of setting compensation at levels they believe will allow us to attract and retain qualified executives. In addition, a portion of each executive's overall compensation is tied to key strategic, financial and operational goals set by our board of directors. We also generally provide a portion of our executive compensation in the form of options that vest over time, which we believe helps us retain our executives and align their interests with those of our stockholders by allowing the executives to participate in our longer term success as reflected in asset growth and stock price appreciation.

Named  Executive  Officers
--------------------------

The following table identifies our principal executive officer, our principal financial officer and our most highly paid executive officers, who, for purposes of this Compensation Disclosure and Analysis only, are referred to herein as the "named executive officers."

     Name                      Corporate Office
     ----------------------    ------------------------------
     Shi Chul (Robert) Kang    President, CEO and Interim CFO
     ----------------------    ------------------------------

Components  of  our  Executive  Compensation  Program
-----------------------------------------------------

At this time, the primary elements of our executive compensation program are base salaries and option grant incentive awards, although the board of directors has the authority to award cash bonuses, benefits and other forms of compensation as it sees fit.

We do not have any formal or informal policy or target for allocating compensation between short-term and long-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, we have determined subjectively on a case-by-case basis the appropriate level and mix of the various compensation components. Similarly, we do not rely extensively on benchmarking against our competitors in making compensation related decisions, although we may consider industry compensation trends as one of many factors in our case-by-case determination of proper compensation.

Base  salaries
--------------

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. Base salary, and other components of compensation, may be evaluated by our board of directors for adjustment based on an assessment of the individual's performance and compensation trends in our industry.

EquityAwards
------------

Our stock option award program is the primary vehicle for offering long-term incentives to our executives. Our equity awards to executives have typically been made in the form of warrants. We believe that equity grants in the form of warrants provide our executives with a direct link to our long-term performance, create an ownership culture, and align the interests of our executives and our stockholders.

Cash  bonuses
-------------

Our board of directors has the discretion to award cash bonuses based on our financial performance and individual objectives. The corporate financial performance measures (revenues and profits) will be given the greatest weight in this bonus analysis. We have not yet granted any cash bonuses to any named executive officer nor have we yet developed any specific individual objectives while we wait to attain revenue and profitability levels sufficient to undertake any such bonuses.

Benefits and other compensation
-------------------------------

Our named executive officers are permitted to participate in such health care, disability insurance, bonus and other employee benefits plans as may be in effect with the Company from time to time to the extent the executive is eligible under the terms of those plans. As of the date of this Registration
Statement,  we  have  not  implemented  any  such  employee  benefit  plans.

CURRENT LEVELS OF EXECUTIVE COMPENSATION

Summary  Annual  Salary
-----------------------

As discussed above, we have agreed to pay the Named Executive Officers an annual salary. Base salary may be increased from time to time with the approval of the board of directors. The following table summarizes the agreed annual salary of each of the named executive officers.

     Name           Annual Salary
     -----------    --------------
     Robert Kang    $      300,000
     -----------    --------------

Agreed Compensation
-------------------

Robert Kang, President, Chief Executive Officer and Interim Chief Financial Officer - Mr. Kang will earn an annual Salary of $ 300,000 as compensation for his services as president, CEO, and interim CFO.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2007

The Company currently does not participate in any equity award plan. During fiscal 2007, we did not grant any equity awards under any equity award plan.

OPTION EXERCISES FOR FISCAL 2007

During  fiscal  2007,  none  of  the named executive officers exercised options.

NONQUALIFIED DEFERRED COMPENSATION

We currently offer no defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified to any of our employees, including the named executive officers.

COMPENSATION OF DIRECTORS

We intend to use a combination of cash and equity-based compensation to attract and retain candidates to serve on our board of directors. We do not compensate directors who are also our employees for their service on our board of directors. We have not provided any other compensation to any member of our Board of Directors for the fiscal year ended December 31, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not currently have a standing Compensation Committee. Our entire board of directors participated in deliberations concerning executive officer compensation.

COMPENSATION COMMITTEE REPORT

The board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the board of directors has recommended that this Compensation Discussion and Analysis be included in this Registration Statement on Form 10.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid to, or accrued by, the Company's highest paid executive officers during the fiscal years ended December 31, 2007 and December 31, 2006. No restricted stock awards, long-term incentive plan payout or other types of compensation, other than the compensation identified in the chart below and its accompanying notes, were paid to these executive officers during that fiscal year.

NAMED                   ANNUAL         ANNUAL         OTHER         COMPENSATION   LONG TERM
EXECUTIVE               COMPENSATION   COMPENSATION   ANNUAL        RESTRICTED     COMPENSATION  LTIP
OFFICER           YEAR  SALARY ($)     BONUS ($)      COMPENSATION  STOCK (#)      OPTIONS       PAYOUTS  ALL OTHER
--------------    ----  -------------  -------------  ------------  -------------  ------------  -------  ---------
Han Young Kim(1)  2006              0              0             0              0             0        0          0
                  2007              0              0             0              0             0        0          0
Sang Bo Lee(2)    2006              0              0             0              0             0        0          0
                  2007              0              0             0              0             0        0          0
Jung Yong Lee(3)  2007      86,093(4)              0             0      3,000,000             0        0          0

(1) Han Young Kim was the Company's President and CEO from September 30, 2005 to September 19, 2007.
(2) Sang Bo Lee was the Company's Chief Financial Officer and Secretary from September 30, 2005 to September 19, 2007.
(3) Jung Yong Lee was the Company's President and CEO from September 19, 2007 to November 18, 2008. On November 18, 2008, Shi Chul Kang became the Company's President and CEO.
(4) Number represents average 2007 exchange rate between US$ and Korean Won. Mr. Lee was paid 8 million Korean Won for his services in 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth information regarding the outstanding warrants held by our named officers as of December 5, 2008.

               OPTION AWARDS
               NUMBER OF              NUMBER OF              EQUITY INCENTIVE PLAN AWARDS:  OPTION
               SECURITIES UNDERLYING  SECURITIES UNDERLYING  NUMBER OF SECURITIES           EXERCISE   OPTION
               UNEXERCISED OPTIONS    UNEXERCISED OPTIONS    UNDERLYING UNEXERCISED         PRICE      EXPIRATION
NAME           (#) EXERCISABLE        (#) UNEXERCISABLE      UNEARNED OPTIONS               ($)        DATE
-------------  ---------------------  ---------------------  -----------------------------  ---------  ----------
Shi Chul Kang                      0                      0                              -          -           -


ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

SEA MOTORS, INC.

The Company has entered into a Letter of Intention with Sea Motors, Inc. Subsequent to entering the agreement, Shi Chul Kang, a management partner of Sea Motors, Inc., joined the Company as its President and CEO.

As of the date hereof, the Company has not entered into any other agreements with related parties, and there are no other conflicts of interests of any of the Company's officers, directors or affiliates known to the Company.

DIRECTOR  INDEPENDENCE

The Company is not listed on any national exchange, or quoted on any inter-dealer quotation service, that imposes independence requirements on any committee of the Company's directors, such as an audit, nominating or compensation committee. The Company does not have any independent directors on its Board.


ITEM 8.  LEGAL PROCEEDINGS.

The Company is not a party to any material legal proceedings and, to the Company's knowledge, no such proceedings are threatened or contemplated by any party.


ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET  INFORMATION

Our common stock is quoted in United States markets on the Pink Sheets, maintained by Pink Sheets LLC, a privately owned company headquartered in New York City, under the symbol "LEOM." There is no assurance that the common stock will continue to be traded on the Pink Sheets or that any liquidity exists for our shareholders. We currently have no plan to apply to have our common stock listed or quoted on any other market, quotation service or exchange, however we may in the future.

MARKET  PRICE

The following table shows the high and low per share price quotations of the Company's common stock as reported by the Pink Sheets for the periods presented. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. The Pink Sheets market is extremely limited and the prices quoted by brokers are not a reliable indication of the value of the common stock. The periods presented represent fiscal quarters, with the fourth quarter of each year ending on December 31.

The Company acquired its current operating business on October 2, 2007. Prior to then, the Company's common stock rarely traded and did not reflect any existing business. As a consequence, pricing prior to such date would not reflect any real stock transactions or pricing and has been omitted.

                                                  HIGH           LOW
     Fiscal 2007
          Fourth Quarter (from October 2)         $0.56          $0.11

     Fiscal 2008
          First Quarter                           $0.56          $0.10
          Second Quarter                          $0.27          $0.05
          Third Quarter                           $1.01          $0.07
          Fourth Quarter (through December 5)     $0.15          $0.40

As of December 31, 2007, the Company had 100,000,000 shares of common stock authorized with 30,312,315 shares issued and outstanding, and approximately 5,912,315 freely tradable shares in the public float. These shares were held by approximately 800 shareholders of record and Company estimates by over 1,000 beneficial shareholders.

DIVIDENDS

The Company has not issued any dividends on the common stock to date, and does not intend to issue any dividends on the common stock in the near future. We currently intend to use all profits to further the growth and development of the Company.

PENNY  STOCK  REGULATIONS

Our common stock is quoted in United States markets on the Pink Sheets, maintained by Pink Sheets LLC, a privately owned company headquartered in New York City, under the symbol "LEOM." On October 9, 2008 the last reported sale price of our common stock was $0.35 per share. As such, the Company's common stock may be subject to provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), commonly referred to as the "penny stock rule."

Section 15(g) and Rule 15g-9 sets forth certain requirements for transactions in penny stocks, in particular that either (1) the transaction meets one of a few specific exemptions, or (2) the broker dealer executing the transaction for a customer (a) obtain informed consent from the customer and (b) make an individualized determination of the customer's suitability for trading in penny stocks based on personal financial information. Rule 15g-9(d) incorporates the definition of "penny stock" that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines "penny stock" to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. As long as the Company's common stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

On October 24, 2008, we issued 1,000,800 shares of our common stock to 27 accredited investors for the amount of about $200,000. This issuance was completed in accordance with Section 4(2) of the Securities Act and Regulation D in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend. Each accredited investor executed and delivered representations containing facts that establish them as "Accredited Investors" as defined by Rule 501(a) of the Securities Act. The Company investigated the representations and determined that they were accurate.

On February 1, 2008, the Company issued 300,000 shares to consultants for services valued at $60,000. This issuance was completed in accordance with
Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend. The consultants executed and delivered representations containing facts that establish them as "Accredited Investors" as defined by Rule 501(a) of the Securities Act. The Company investigated the representations and determined that they were accurate.

On November 5, 2007, the Company issued 200,000 shares to consultants for services valued at $44,800. This issuance was completed in accordance with
Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend. The consultants executed and delivered representations containing facts that establish them as "Accredited Investors" as defined by Rule 501(a) of the Securities Act. The Company investigated the representations and determined that they were accurate.

On November 12, 2007, the Company issued 24,200,000 shares valued at $24,200 to the shareholders of Leozone in exchange for 100% of the outstanding common stock of Leozone. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.


ITEM 11.  DESCRIPTION OF SECURITIES.

The following sets forth the material terms of the Company's securities. However, a more detailed description of our securities is contained in the Company's Articles of Incorporation.

COMMON  STOCK

Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of common stock, par value $0.001. There were 31,613,115 shares of common stock issued and outstanding as of November 30, 2008.

Holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock.

Holders of our common stock have no preemptive rights to purchase common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

NUMBER  OF  SHARES  OUTSTANDING

As of December 31, 2007, the Company had 100,000,000 shares of common stock authorized with 30,312,315 shares issued and outstanding and approximately 5,912,315 freely tradable shares in the public float. These shares were held by approximately 800 shareholders of record and Company estimates by more than 1,000 beneficial shareholders.

As of December 31, 2006, the Company had 100,000,000 shares of common stock authorized with 28,537,315 shares issued and outstanding and approximately 3,412,315 freely tradable shares in the public float. These shares were held by approximately 800 shareholders of record and Company estimates by more than 1,000 beneficial shareholders.

PREFERRED  STOCK

Our Articles of Incorporation do not authorize the issuance of Preferred Stock. There are presently no shares of preferred stock outstanding.

WARRANTS

The Company currently has no outstanding warrants or other rights to purchase shares of the Company's common stock.

DIVIDEND  POLICY

Holders of the Company's common stock will be entitled to receive cash dividends when declared by the Board of Directors of the Company, out of funds legally available for payment thereof. However, if dividends are not declared by the Board of Directors, no dividends shall be paid. Under Delaware General Corporation Law, a corporation is prohibited from paying dividends if the Company, as a result of paying such dividends, would not be able to pay its debts as they come due, or if the Company's total liabilities and preferences to preferred shareholders if any exceed total assets. Any payment of cash dividends of the Common Stock in the future will be dependent upon the Company's financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors the Board of Directors deems relevant.

It is not anticipated that any cash dividends will be paid in the foreseeable future. While the Company's dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance the future expansion of the Company's business. Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase the Shares offered.

REPORTS  TO  STOCKHOLDERS

The Company intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934. The Company plans to furnish its stockholders with an annual report for each fiscal year ending December 31, containing financial statements audited by its independent certified public accountants.

The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The public may also read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (call 1-800-SEC-0330 for information).

TRANSFER  AGENT

The  transfer  agent  and  registrar  for  our  Common  Stock  is:

Madison  Stock  Transfer  Inc.
PO  Box  145
Brooklyn,  NY  11229


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director or officer.


ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Set Forth Below.


ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

Prior to appointing Gruber & Company LLC as our registered independent public auditing firm, the Company was dormant and had not engaged a registered independent public auditing firm.

Since engaging Gruber & Company, there have been no disagreements between the Company and our registered independent public auditing firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of such firm, would have caused them to make reference to the subject matter thereof in their report on the Company's financial statements for such periods.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

FINANCIAL  STATEMENTS

Please see the following financial statements set forth below beginning on page F-1:


- Financial statements for the years ended December 31, 2007 and December 31, 2006;
- Financial statements of Leo Motors Co. Ltd for the years ended December 31, 2007 and December 31, 2006.
- Financial statements for the nine month period ended September 30, 2008 (unaudited);

EXHIBITS

3.1     Articles of Incorporation Leo Motors, Inc. as amended.
3.2     Restated bylaws of Leo Motors, Inc.
10.1    Agreement  between  the  Company  and  Keimyung  University.
10.2    Memorandum  of  Agreement  between  the  City  Government  of  Puerto
        Princessa,  Philippines,  Leo  Motors,  Inc.,  and  Sea  Motors,  Inc.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        LEO MOTORS, INC.
                                        (Registrant)


Date:     December  10,  2008           By: \s\ Robert Kang
                                            ---------------
                                        Robert  Kang
                                        President, Chief  Executive  Officer
                                        and Interim Chief Financial Officer

                                LEO MOTORS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

LEO  MOTORS,  INC.  CONSOLIDATED  FINANCIAL  STATEMENTS:

Nine  Months  Ended September30,  2008  (unaudited)
---------------------------------------------------

     Consolidated  Balance  Sheets  as  at  March  31,  2008.................F-2
     Consolidated  Statement of Operations for the quarter ended
          March 31, 2008.....................................................F-3
     Consolidated Statements of Changes in Stockholders' Equity
          for the quarter ended March 31, 2008.............................. F-4
     Consolidated  Statements  of  Cash  Flows  for  the quarter ended March 31, 2008...............................................F-5
     Notes  to the Consolidated Financial  Statements........................F-5

Years  Ended  December  31,  2007  and  December  31,  2006
-----------------------------------------------------------
     Report  of  Independent  Registered  Public  Accounting  Firm..........F-11
     Consolidated  Balance Sheets as at December 31, 2007 and
          December 31, 2006.................................................F-12
     Consolidated  Statement  of  Operations  for  the  years ended
          December 31, 2007  and  December  31,  2006.......................F-13
     Consolidated  Statements  of  Changes  in  Stockholders'
          Equity for  the years  ended  December  31,  2007  and
          December  31,  2006...............................................F-14
     Consolidated  Statements  of  Cash  Flows  for the years ended
          December 31, 2007  and  December  31,  2006.......................F-15
     Notes to the Consolidated Financial Statements.........................F-16

LEO MOTORS CO. LTD.  FINANCIAL  STATEMENTS

Years  Ended  December  31,  2007  and  December  31,  2006
-----------------------------------------------------------

     Report  of  Independent  Registered  Public  Accounting  Firm..........F-20

     Balance Sheets as at December 31, 2007 and December 31, 2006...........F-21

     Statements of Operations for the years ended December 31, 2007 and December 31, 2006.............................................F-22

     Statements of Changes in Stockholders' Equity for the years ended
          December 31, 2007 and December 31, 2006...........................F-23

     Statements of Cash Flows for the years ended December 31, 2007 and
          December 31, 2006.................................................F-24

     Notes to the Financial Statements......................................F-25

                                LEO MOTORS, INC.
                          CONSOLIDATED BALANCE SHEETS
                               September 30, 2008


                                              SEPTEMBER 30,    DECEMBER 31,
                                                  2008             2007
                                             ---------------  --------------
ASSETS                                         (unaudited)
  Current Assets:
  Cash in Bank                               $        9,269   $      38,061
  Accounts Receivable                                14,535          14,541
  Inventory                                          14,272          19,315
                                             ---------------  --------------
  Prepaid Costs                                     112,900         162,335
  Total Current Assets                              150,976         234,252
                                             ---------------  --------------

  Fixed Assets-Net                                   26,425          24,541
                                             ---------------  --------------
  Goodwill                                           24,200          24,200
  Deposits                                           86,373         111,327
                                             ---------------  --------------

TOTAL ASSETS                                 $      287,974   $     394,320
                                             ===============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities

  Accounts Payable and Accrued Expenses              29,256          14,945
  Taxes Payable                                       3,800          34,788
  Payments Received in Advance                      422,780         534,300
  Related Party Payable                           1,366,478         991,591
                                             ---------------  --------------

  Total Current Liabilities                       1,822,314       1,575,624


  Total Liabilities                               1,822,314       1,575,624
                                             ---------------  --------------
  STOCKHOLDERS' EQUITY
  Comprehensive Loss                                207,406         (52,446)
  Common Stock, Authorized
  100,000,000 Shares, $0.001
  par value, 30,612,315 and
  30,312,315 shares issued and
  outstanding respectively.                          30,612          30,312
  Additional Paid in Capital                        265,470         205,770
  Retained Deficit                               (2,037,828)     (1,364,940)
                                             ---------------  --------------
  Stockholders' Deficit                          (1,534,340)     (1,181,304)
                                             ---------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT  $      287,974   $     394,320
                                             ===============  ==============

   The accompanying notes are an integral part of these financial statements.

                                LEO MOTORS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                               September 30, 2008


                               FOR THE NINE     FOR THE NINE MONTHS
                               MONTHS ENDED     FROM JANUARY 1
                               SEPTEMBER 30,    TO SEPTEMBER 30,
                               2008             2007

SALES                          $        3,479   $             81,234

COST OF SALES                           1,369                      -
                               ---------------  ---------------------

GROSS PROFIT                            2,110                 81,234

EXPENDITURES:
  Salaries and Benefits               343,997                 35,779
  Service Fees                         45,140                 33,901
                               ---------------  ---------------------
  General and Administrative          285,772                848,657
TOTAL EXPENDITURES                    674,909                918,337
                               ---------------  ---------------------

NET LOSS FROM OPERATIONS             (672,799)              (837,103)

OTHER INCOME (EXPENSE)
  Interest Expense/Currency
    Transaction                           (89)                  (176)
                               ---------------  ---------------------
  Other Income                              -
NET LOSS                       $     (672,888)  $           (837,279)
                               ---------------  ---------------------

   The accompanying notes are an integral part of these financial statements.

                                LEO MOTORS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                               September 30, 2008


                                                                          Additional
                                  Comprehensive    Common Stock           Paid in      Earnings
                                  Income (Loss)    Shares        Amount   Capital      (Deficit)     Total
                                  ---------------  ------------  -------  -----------  ------------  ------------
Balance, January 1, 2008          $      (52,446)    30,312,315  $30,312  $   205,770  $(1,364,940)  $(1,181,304)
Common Stock issued for services                        300,000      300       59,700            -        60,000
 Comprehensive Income                    259,852                                                 -       259,852
Net Loss for the period ended
September 30, 2008                                            -        -            -     (672,888)     (672,888)
Balance September 30, 2008               207,406     30,612,315   30,612      265,470   (2,037,828)   (1,534,340)
                                  ===============  ============  =======  ===========  ============  ============


   The accompanying notes are an integral part of these financial statements.

                                LEO MOTORS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                               September 30, 2008

                                              FOR THE NINE     FOR THE
                                              MONTHS ENDED     PERIOD ENDED
                                              SEPTEMBER 30,    SEPTEMBER 30,
                                              2008             2007
                                              ---------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                    $     (672,888)  $     (837,279)

  Adjustments to reconcile net loss to net
    cash provided by operating activities:
    Stock for Services                                60,000
  Depreciation                                         6,151            6,151
  Comprehensive loss                                 259,852          (14,209)
  (Increase) in Inventory                              5,043
  (Increase) Decrease in Accounts Receivable               6            3,120
  (Increase) Decrease in Deposits/Prepaid             74,389          182,036
  Increase (Decrease) in Accounts Payable
    and Accrued Expenses                              14,311         (127,442)
  Increase in Taxes and Advances                    (142,508)          15,233
                                              ---------------  ---------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES         (395,644)        (772,390)

CASH FLOWS FROM INVESTING ACTIVITIES
  Fixed Assets                                        (8,035)               -

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds for Sale of Stock                                                -
  Proceeds from related party                        374,887          844,498
                                              ---------------  ---------------


NET CASH FLOWS FROM FINANCING ACTIVITIES             374,887          844,498

NET INCREASE (DECREASE) IN CASH                      (28,792)          72,108

CASH AT THE BEGINNING OF THE PERIOD                   38,061           13,957
                                              ---------------  ---------------

CASH AT THE END OF THE PERIOD                 $        9,269   $       86,065
                                              ===============  ===============

   The accompanying notes are an integral part of these financial statements.

                                LEO MOTORS, INC.
                           NOTES TO THE CONSOLIDATED
                               September 30, 2008

NOTE 1 - BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background

Leo Motors, Inc. (the "Company")(formerly Leozone, Inc.) was incorporated in 2006 in Seoul South Korea. The Company has developed a electric vehicle super car, monorail, and solar powered electric cruise ship.

Basis of Presentation and Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The company has incurred material losses and has a negative equity.

These conditions raise substantial doubt as to the Company's ability to continue as a growing concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable inventory and prepaid expenses, accounts payable and deferred revenues, the carrying amounts approximate fair value due to their short maturities.

Revenue Recognition

Revenues are recognized upon sale and shipment of the product.

Accounts receivable of the Company are reviewed to determine if their carrying value has become impaired.

The Company considers the assets to be impaired if the balances are greater than six months old. Management regularly reviews accounts receivable and will establish an allowance for potentially uncollectible amounts when appropriate. When accounts are written off, they will be charged against the allowance. Receivables are not collateralized and do not bear interest. The Company has not established a reserve as receivables are minimal.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents.

The Company maintains its cash in well-known banks selected based upon management's assessment of the bank's financial stability. Balances may periodically exceed the $250,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalent.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which is generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company will periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements.

The functional currency of the Company is the Korean WonAssets and liabilities are translated to U.S. Dollars at the period-end exchange rates ($.000828981) and ($.00107527) respectively and revenues and expenses are translated at weighted average exchange rates for the period, which was (.008798223) and (00119269) respectively. Resulting translation adjustments are recorded as a component of stockholders' equity in other comprehensive income (loss).

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Loss per Share

In accordance with SFAS No. 128, "Earnings Per Share," the basic income / (loss) per common share is computed by dividing net income / (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

For the nine months ended September 30, 2008 the Company issued 300,000 shares valued at market at .20 per share and recognized an expense included in general and administrative of $60,000.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51,

Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders' equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company's financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes, by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise's financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements.

NOTE 3 - EARNINGS PER SHARE

Basic earnings per share are calculated by dividing net income by the weighted average number of common shares outstanding during the period.

NOTE 4-ACCOUNTS RECEIVABLE

The Company recognizes a receivable on sales of parts and electrical motor equipment. The Company has not established a reserve for allowance for doubtful accounts, as all accounts to date have been satisfied in full.

NOTE 5-INVENTORY

The Company accounts for its inventory under the FIFO method and lower of cost or market method of costing. The company's inventory consists of parts for the electric transportation industry.

NOTE 6-FIXED ASSETS

The Company's assets consist of the following:

Furniture Fixtures and Equipment  $ 49,042   $ 41,007
Less Accumulated Depreciation      (22,617)   (16,466)

Net                               $ 26,425   $ 24,541

The Company depreciates it assets over useful lives of between 5 and 7 years. Depreciation expense was $6,151 for the years respectively.

NOTE 7-DUE TO RELATED PARTY

The company is indebted to its officer for advances. Repayment is on demand without interest.

                              GRUBER & COMPANY LLC

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Leo Motors, Inc.,

We have audited the accompanying balance sheet of Leo Motors, Inc. as of December 31, 2007 and 2006 and the related statements of operations, stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and 2006 and the results of its' operations and its' stockholders equity and cash flows for the years then in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has incurred lossesThis item among others, raises substantial doubt about its ability to continue as a going concernThese financial statements do not include any adjustments that might result from the outcome of this uncertainty


\s\ Gruber & Company LLC
------------------------
Gruber & Company LLC

Dated September 6, 2008

                                LEO MOTORS, INC.
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 2007 and 2006

                                             DECEMBER 31,    DECEMBER 31,
                                             2007            2006
                                             --------------  --------------
ASSETS
  Current Assets:
  Cash in Bank                               $               $
  Accounts Receivable
  Inventory
  Prepaid Costs
  Total Current Assets

  Fixed Assets-Net

  Deposits

TOTAL ASSETS                                 $           0   $           0
                                             --------------  --------------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities

  Accounts Payable and Accrued Expenses
  Taxes Payable
  Payments Received in Advance
  Related Party Payable

  Total Current Liabilities                              0               0

  Total Liabilities                                      0               0
                                             --------------  --------------

  Stockholders' Equity
  Common Stock, Authorized
  100,000,000 Shares, $.001
  par value, 30,312,315 and
  28,537,315,  shares issued
  and outstanding respectively.                     30,312          28,537
  Additional Paid in Capital                        44,600
  Retained Deficit                                 (74,912)        (28,537)
                                             --------------  --------------
  Stockholders' Deficit                                  0               0
                                             --------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT  $           0   $           0
                                             ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                                LEO MOTORS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                           December 31, 2007 and 2006

                               FOR THE         FOR THE
                               YEAR ENDED      YEAR ENDED
                               DECEMBER 31,    DECEMBER 31,
                               2007            2006

SALES                          $           -   $           -

COST OF SALES                              -               -
                               --------------  -------------

GROSS PROFIT                               -               -

EXPENDITURES:
  Stock for Services                  46,375               -
  Service Fees                             -               -
                               --------------  -------------
  General and Administrative               -               -
TOTAL EXPENDITURES                    46,375               -
                               --------------  -------------

NET LOSS FROM OPERATIONS             (46,375)              -

OTHER INCOME (EXPENSE)
  Interest Expense                         -
                               --------------
  Other Income                             -
NET LOSS                       $     (46,375)  $           -
                               ==============  =============

  Weighted Average Shares         29,424,815      28,537,315


   The accompanying notes are an integral part of these financial statements.

                                LEO MOTORS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           December 31, 2007 and 2006

                                                                        Retained
                            Common Stock              Additional Paid   Earnings
                            Shares         Amount     In Capital         (Deficit)  Total
                            -------------  ---------  ----------------  ----------  ---------
Balance, January 1, 2006      28,537,315   $ 28,537   $              -  $ (28,537)  $      -
Balance December 31,2006      28,537,315     28,537                  -    (28,537)         -
Shares cancelled             (22,625,000)   (22,625)                            -    (22,625)
Founder shares issued         24,200,000     24,200                                   24,200
Shares for services              200,000        200             44,600                44,800
Net Loss for the Year                                                     (46,375)   (46,375)
                            -------------  ---------  ----------------  ----------  ---------

 Balance December 31, 2007    30,312,315     30,312             44,600    (74,912)         0
                            =============  =========  ================  ==========  =========

   The accompanying notes are an integral part of these financial statements.

                                LEO MOTORS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           December 31, 2007 and 2006


                                                FOR THE         FOR THE
                                                YEAR ENDED      YEAR ENDED
                                                DECEMBER 31,    DECEMBER 31,
                                                         2007            2006
                                                --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                      $     (46,375)  $           -

  Adjustments to reconcile net loss to
    net cash provided by operating activities:
    Stock for Services                                 46,375               -
  Comprehensive loss                                        -               -
  (Increase) in Inventory                                   -
  (Increase) Decrease in Accounts Receivable                -               -
  (Increase) Decrease in Deposits/Prepaid                   -               -
  Increase (Decrease) in Accounts Payable
    and Accrued Expenses                                    -               -
  Increase in Taxes and Advances                            -               -
                                                --------------  -------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                 0               0

CASH FLOWS FROM INVESTING ACTIVITIES
  Fixed Assets                                              -               -

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds for Sale of Stock                                -               -
  Proceeds from related party                               -


NET CASH FLOWS FROM FINANCING ACTIVITIES                    -               -

NET INCREASE (DECREASE) IN CASH                             -               -

CASH AT THE BEGINNING OF THE PERIOD                         -               -
                                                --------------  -------------

CASH AT THE END OF THE PERIOD                   $           -   $           -
                                                ==============  =============

   The accompanying notes are an integral part of these financial statements.

                                LEO MOTORS, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

NOTE 1 - BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background

Leo Motors, Inc, Inc(the "Company") was originally incorporated as Classic Auto Accessories, a California Corporation on july 2, 1986. The Company then underwent several name changes from FCR Automotive Group, Inc. to Shini Precision Machinery, Inc. to Simco America Inc. and then to Leo Motors. The Company has been dormant since 1989, and effectuated a reverse merger on September 30, 2007, effective January 1, 2008 with Leozone Inc., a south Korean Company, which is the maker of electrical transportation devices. The merger essentially exchanges shares in Leo Motors, Inc. for shares in Leozone.

Basis of Presentation and Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The company has no real operations.

These conditions raise substantial doubt as to the Company's ability to continue as a growing concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence.

Management has merged with an operating company and plans to raise money through the sale of its stock.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable inventory and prepaid expenses, accounts payable and deferred revenues, the carrying amounts approximate fair value due to their short maturities.

Revenue Recognition

Revenues are recognized upon sale and shipment of the product.

Accounts receivable of the Company are reviewed to determine if their carrying value has become impaired.

The Company considers the assets to be impaired if the balances are greater than six months old. Management regularly reviews accounts receivable and will establish an allowance for potentially uncollectible amounts when appropriate. When accounts are written off, they will be charged against the allowance. Receivables are not collateralized and do not bear interest. The Company has not established a reserve as receivables are minimal.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents.

The Company maintains its cash in well-known banks selected based upon management's assessment of the bank's financial stability. Balances may periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalent.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which is generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company will periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Loss per Share

In accordance with SFAS No. 128, "Earnings Per Share," the basic income / (loss) per common share is computed by dividing net income / (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Stock-Based Compensation

Effective January 1, 2006, the Company prospectively adopted FAS 123 R , Stock -Based Payments, and related Securities and Exchange Commission rules included in Staff Accounting Bulletin No. 107. Under this method, compensation cost recognized beginning January 1, 2006 will include costs related to all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of FAS 123 R. Compensation cost for stock options granted to employees is recognized ratably over the vesting period.

Prior to January 1, 2006 the Company has retroactively adopted FAS 123R and recorded compensation expense at the determined market price.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises' financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the

Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No. 157 is not expected to have a material impact on the Company's results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006, which for Company would be its fiscal year beginning December 1, 2007. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

NOTE 3 - EARNINGS PER SHARE

Basic earnings per share are calculated by dividing net income by the weighted average number of common shares outstanding during the period.

NOTE 4-COMMON STOCK TRANSACTIONS

In 2007 the Company rescinded 22,625,000 founder shares, reissued 24,200,000 founder shares and issued 200,000 shares for consulting services. The consulting services were valued at the market price of the stock.

                              GRUBER & COMPANY LLC

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Leozone, Inc.

We have audited the accompanying balance sheet of Leozone, Inc. as of December 31, 2007 and 2006 and the related statements of operations, stockholders equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and 2006 and the results of its' operations and its' stockholders equity and cash flows for the years then in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has incurred lossesThis item among others, raises substantial doubt about its ability to continue as a going concernThese financial statements do not include any adjustments that might result from the outcome of this uncertainty


\s\ Gruber & Company LLC
------------------------
Gruber & Company LLC

Dated September 6,2008

                              LEO MOTORS CO. LTD.
                           (P.K.A. LEOZONE CO. LTD.)
                                 BALANCE SHEETS
                           December 31, 2007 and 2006

                                             DECEMBER 31,    DECEMBER 31,
                                             2007            2006
                                             --------------  --------------
ASSETS
  Current Assets:
  Cash in Bank                               $      38,061   $      13,957
  Accounts Receivable                               14,541          14,402
  Inventory                                         19,315
                                             --------------  --------------
  Prepaid Costs                                     29,981
  Total Current Assets                             101,898          28,359
                                             --------------  --------------

  Fixed Assets-Net                                 156,895          32,742
                                             --------------  --------------

  Deposits                                         111,327         366,071
                                             --------------  --------------

TOTAL ASSETS                                 $     370,120   $     427,172
                                             ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities

  Accounts Payable and Accrued Expenses             14,945         142,293
  Taxes Payable                                     34,788           3,320
  Payments Received in Advance                     534,300         538,620
  Related Party Payable                            991,591
                                             --------------  --------------

  Total Current Liabilities                      1,575,624         684,233

  Total Liabilities                              1,575,624         684,233
                                             --------------  --------------

  Stockholders' Equity
  Common Stock, Authorized
  10,000,000 Shares, $1.00
  par value, 211,882 and  107,724,
  shares issued and outstanding
  respectively.                                    211,882         107,724
  Comprehensive Loss                               (52,446)         (6,989)
  Retained Deficit                              (1,364,940)       (357,796)
                                             --------------  --------------
  Stockholders' Deficit                         (1,205,504)       (257,061)
                                             --------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT  $     370,120   $     427,172
                                             ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                              LEO MOTORS CO. LTD.
                           (P.K.A. LEOZONE CO. LTD.)
                            STATEMENT OF OPERATIONS
                           December 31, 2007 and 2006

                               FOR THE
                               YEAR ENDED      FOR THE PERIOD
                               DECEMBER 31,    JULY 1- DECEMBER 31,
                               2007            2006

SALES                          $     172,316   $                   -

COST OF SALES                        121,846                       -
                               --------------  ----------------------

GROSS PROFIT                          50,470                       -

EXPENDITURES:
  Salaries and Benefits               76,559                 122,508
  Service Fees                        64,708                 143,817
                               --------------  ----------------------
  General and Administrative         920,649                  91,471
TOTAL EXPENDITURES                 1,061,916                 357,796
                               --------------  ----------------------

NET LOSS FROM OPERATIONS          (1,011,446)               (357,796)

OTHER INCOME (EXPENSE)
  Interest Expense/Currency
    Transaction                       (1,467)
                               --------------
  Other Income                         5,769
NET LOSS                       $  (1,007,144)  $            (357,796)
                               ==============  ======================

   The accompanying notes are an integral part of these financial statements.

                              LEO MOTORS CO. LTD.
                           (P.K.A. LEOZONE CO. LTD.)
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                           December 31, 2007 and 2006



                                                                         Comprehensive    Retained
                                                 Common Stock            Loss             Earnings
                                                 Shares        Amount                        (Deficit)  Total
                                                 ------------  --------  ---------------  ------------  ------------
Balance, July 1, 2006                                       -  $      -  $            -   $         -   $         -
Common Stock issued to founders                       107,724   107,724               -             -       107,724
                                                                                                    -
Net Loss for the period ended December 31, 2006             -         -          (6,989)     (357,796)     (364,785)
                                                 ------------  --------  ---------------  ------------  ------------
Balance December 31, 2006                             107,724   107,724          (6,989)     (357,796)     (257,061)
Common stock issuance to founders                     104,158   104,158                             -       104,158
 Net loss for the year ended December 31, 2007                                  (45,457)   (1,007,144)   (1,052,601)
                                                 ------------  --------  ---------------  ------------  ------------
 Balance December 31, 2007                            211,882   211,882         (52,446)   (1,364,940)   (1,205,504)
                                                 ============  ========  ===============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                              LEO MOTORS CO. LTD.
                           (P.K.A. LEOZONE CO. LTD.)
                            STATEMENT OF CASH FLOWS
                           December 31, 2007 and 2006


                                              FOR THE         FOR THE
                                              YEAR ENDED      PERIOD ENDED
                                              DECEMBER 31,    DECEMBER 31,
                                              2007            2006
                                              --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                    $  (1,007,144)  $    (357,796)
  Adjustments to reconcile net loss
    to net cash provided by operating
    activities:
    Depreciation                                     35,000           8,265
  Comprehensive loss                                (45,457)         (6,989)
  (Increase) in Inventory                           (19,315)
  (Increase) Decrease in Accounts Receivable           (139)        (14,402)
  (Increase) Decrease in Deposits/Prepaid           224,763        (366,071)
  Increase (Decrease) in Accounts Payable
    and Accrued Expenses                           (127,348)        142,293
  Increase in Taxes and Advances                     27,148         541,940
                                              --------------  --------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES        (912,492)        (52,760)

CASH FLOWS FROM INVESTING ACTIVITIES
  Fixed Assets                                     (159,153)        (41,007)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds for Sale of Stock                        104,158         107,724
  Proceeds from related party                       991,591
                                              --------------  --------------

NET CASH FLOWS FROM FINANCING ACTIVITIES          1,095,749         107,724

NET INCREASE (DECREASE) IN CASH                      24,104          13,957

CASH AT THE BEGINNING OF THE PERIOD                  13,957               -
                                              --------------  --------------

CASH AT THE END OF THE PERIOD                 $      38,061   $      13,957
                                              ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                              LEO MOTORS CO. LTD.
                           (P.K.A. LEOZONE CO. LTD.)
                       NOTES TO THE FINANCIAL STATEMENTS
                           December 31, 2007 and 2006

NOTE 1 - BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background

Leozone, Inc(the "Company") was incorporated in 2006 in Seoul South Korea. The Company is currently developing a electric vehicle super car, monorail, and solar powered electric cruise ship.

Basis of Presentation and Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The company has incurred material losses and has a negative equity.

These conditions raise substantial doubt as to the Company's ability to continue as a growing concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence.

Management intends to merge with a public "shell" vehicle and raise money through the sale of its stock. Financing enabling the Company to complete the transaction has been completed.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable inventory and prepaid expenses, accounts payable and deferred revenues, the carrying amounts approximate fair value due to their short maturities.

Revenue Recognition

Revenues are recognized upon sale and shipment of the product.

Accounts receivable of the Company are reviewed to determine if their carrying value has become impaired.

The Company considers the assets to be impaired if the balances are greater than six months old. Management regularly reviews accounts receivable and will establish an allowance for potentially uncollectible amounts when appropriate. When accounts are written off, they will be charged against the allowance. Receivables are not collateralized and do not bear interest. The Company has not established a reserve as receivables are minimal.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents.

The Company maintains its cash in well-known banks selected based upon management's assessment of the bank's financial stability. Balances may periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalent.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which is generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company will periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements.

The functional currency of the Company is the Korean WonAssets and liabilities are translated to U.S. Dollars at the period-end exchange rates ($.00107527) and revenues and expenses are translated at weighted average exchange rates for the year, which was (.00104564) . Resulting translation adjustments are recorded as a component of stockholders' equity in other comprehensive income (loss).

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Loss per Share

In accordance with SFAS No. 128, "Earnings Per Share," the basic income / (loss) per common share is computed by dividing net income / (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of May
31, the company has a conversion feature basic and dilutive shares are presented.

Stock-Based Compensation

Effective January 1, 2006, the Company prospectively adopted FAS 123 R , Stock -Based Payments, and related Securities and Exchange Commission rules included in Staff Accounting Bulletin No. 107. Under this method, compensation cost recognized beginning January 1, 2006 will include costs related to all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of FAS 123 R. Compensation cost for stock options granted to employees is recognized ratably over the vesting period.

Prior to January 1, 2006 the Company has retroactively adopted FAS 123R and recorded compensation expense at the determined market price. That market price was the amount after founder shares that the Company raised money at. This amount, for the most part was $0.25 per share. In 2005 the company issued shares for services valued at $30,000.

Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin
(ARB) No. 51, Consolidation Financial Statements). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-5 does not apply. The Interpretation changes the criteria by which one company includes another entity in its consolidated financial statements.

The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statement should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to receive a majority of the entity's residual returns or both. A company that consolidated a variable interest entity is called the primary beneficiary of that entity. In December 2003, the FASB concluded to revise certain elements of FIN 46, primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46. that was issued in January, 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying IN-46R. In general, for all entities that were previously considered special purpose entities, FIN 46 should be applied for registrants who file under Regulation SX in periods ending after March 31, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after September 30, 2003, except as stated below and for hedging relationships designated after September 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after September 30, 2003. The adoption of this statement had no impact on the Company's financial statements.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instrument with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Element of Financial Statements. The adoption of this statement had no impact on the Company's financial statements.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

In December, 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 11, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (the FAQ) issued with SAB 101 that had been codified in SEC Topic, 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the financial statements.

In March, 2004, the FASB approved the consensus reached on the Emerging Issues Task Forces (ETIF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments for investments are deemed to be temporarily impaired. In September 204, the FASB issued a FASB Staff Position (FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition are effective only for annual periods ending after June15,2004. The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company's overall combined results of operations or combined financial position. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

In November 2004, the FASB issued SFAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4 ("SFAS No. 151". The amendments made by SFAS 151 clarify that abnormal amount of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67" ("SFAS 152") SFAS 152 amends SFAS No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". SFAS 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and
(b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP04-2. SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier applications encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Asset, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basis measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, to be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No. 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R will provide investors and other users of financial statements with more compete and neutral financial information by requiring that the compensation costs relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued SFAS 123R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supercedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees". SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123R and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In June, 2005, the Financial Accounting Standards Board ('FASB") issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB No. 20 and FAS No. 3" ("SFAS No. 154"). SFAS No. 154 provides guidance on the accounting
for  and  reporting  of  accounting  changes  and     error  corrections.  It
establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specify to the newly adopted accounting principle. SFAS No. 154 also provides guidance for determining whether retrospective application of a change in a accounting principle is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial is also addressed by SFAS No. 154. SFAS No. 154 is required to be adopted in fiscal years beginning after December 15, 2005.

The Company does not believe its adoption in fiscal year 2007 will have a material impact on its results of operations or financial position.

In March, 2005, the SEC issued guidance on FASB SFAS 123R, "Share-Based Payments" ("SFAS No. 123R"). Staff Accounting Bulletin No. 107 ("SAB 107") was issued to assist preparers by simplifying some of the implementation challenges of SFAS No. 123R while enhancing the information that investors receive. SAB 107 creates a framework that is premised on two themes: (a) considerable judgment will be required by preparers to successfully implement SFAS no. 123R, specifically when valuing employee stock options; and (b) reasonable individuals, acting in good faith, may conclude differently on the fair value of employee stock options. Key topics covered by SAB 107 include (a) valuation models - SAB 107 reinforces the flexibility allowed by SFAS No. 123R to choose an option-pricing model that meets the standard's fair value measurement objective; (b) expected volatility - SAB 107 provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility; and ( c) expected term - the new guidance includes examples and some simplified approaches to determining the expected term under certain circumstances. The Company will apply the principles of SAAB 107 in conjunction with its adoption of SOFAS No. 123R.

In June, 2005, the Emerging Issues Task Force (EAT) issued No. 05-06, "Determining the Abortinaction Period of Leasehold Improvements Acquired in a Business Combination" (EAT No. 05-06). EAT No. 05-06 provides that the amortization period for leasehold improvements acquired in a business combination or purchased after the inception of a lease to be the shorter of (a) the useful life of the assets or (b) a term that includes required lease periods and renewals that are reasonably assured upon the acquisition of the purchase. The guidance in EAT No. 05-06 will be applied prospectively and is effective for periods beginning afar June 29, 2005. The Company does not believe its adoption will have a material impact on its consolidated results of operations or financial position.

NOTE 3 - EARNINGS PER SHARE

Basic earnings per share are calculated by dividing net income by the weighted average number of common shares outstanding during the period.

NOTE 4-ACCOUNTS RECEIVABLE

The Company recognizes a receivable on sales of parts and electrical motor equipment. The Company has not established a reserve for allowance for doubtful accounts, as all accounts to date have been satisfied in full.

NOTE 5-INVENTORY

The Company accounts for its inventory under the fifo method and lower of cost or market method of costing. The company's inventory consists of parts at December 31, 2007 for the electric transportation industry.

NOTE 6-FIXED ASSETS

The Company's assets consist of the following:

Furniture Fixtures and Equipment  $191,895   $41,007
Less Accumulated Depreciation      (35,000)   (8,265)

Net                               $156,895   $32,742

The Company depreciates it assets over useful lives of between 5 and 7 years. Depreciation expense was $35,000 and $8,265 for the years respectively.

NOTE 7-DUE TO RELATED PARTY

The company is indebted to its officer for advances. Repayment is on demand without interest.